                                                                     Exhibit 2.2

                                                                       EXECUTION



                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                                MWM HOLDING, INC.

                                THE STOCKHOLDERS
                    LISTED ON THE SCHEDULE 1 ATTACHED HERETO

                                       AND

                            PLYGEM INDUSTRIES, INC.

                            DATED AS OF JULY 23, 2004

                            STOCK PURCHASE AGREEMENT

                                TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                ----

ARTICLE I               DEFINITIONS...............................................................................1

     SECTION 1.1.       DEFINITIONS...............................................................................1
     SECTION 1.2.       TABLE OF DEFINITIONS......................................................................5

ARTICLE II              PURCHASE AND REDEMPTION OF SHARES, WARRANTS AND OPTIONS...................................8

     SECTION 2.1.       AGREEMENT FOR THE PURCHASE AND SALE OF
                        SHARES/CANCELLATION OF OPTIONS AND CLASS B WARRANTS.......................................8
     SECTION 2.2.       AGGREGATE PURCHASE PRICE..................................................................8
     SECTION 2.3.       NET WORKING CAPITAL.......................................................................9
     SECTION 2.4.       PAYMENT OF THE PURCHASE PRICE.............................................................9
     SECTION 2.5.       PAYMENTS OF OTHER AMOUNTS PAYABLE AT CLOSING.............................................10
     SECTION 2.6.       CLOSING DATE.............................................................................10
     SECTION 2.7.       POST-CLOSING PURCHASE PRICE ADJUSTMENT...................................................11
     SECTION 2.8.       FINAL PURCHASE PRICE.....................................................................13

ARTICLE III             REPRESENTATIONS AND WARRANTIES OF THE COMPANY............................................13

     SECTION 3.1.       CORPORATE ORGANIZATION...................................................................13
     SECTION 3.2.       CORPORATE AUTHORITY......................................................................14
     SECTION 3.3.       NO CONFLICTS; REQUIRED FILINGS AND CONSENTS..............................................14
     SECTION 3.4.       CAPITAL STOCK............................................................................15
     SECTION 3.5.       SUBSIDIARIES.............................................................................16
     SECTION 3.6.       FINANCIAL STATEMENTS.....................................................................17
     SECTION 3.7.       ABSENCE OF CERTAIN CHANGES...............................................................17
     SECTION 3.8.       NO UNDISCLOSED LIABILITIES...............................................................19
     SECTION 3.9.       TAXES....................................................................................19
     SECTION 3.10.      GOVERNMENTAL PERMITS.....................................................................21
     SECTION 3.11.      OWNED REAL PROPERTY......................................................................21
     SECTION 3.12.      REAL PROPERTY LEASES.....................................................................21
     SECTION 3.13.      INTELLECTUAL PROPERTY....................................................................22
     SECTION 3.14.      LABOR RELATIONS..........................................................................23
     SECTION 3.15.      EMPLOYEE BENEFIT PLANS...................................................................23
     SECTION 3.16.      CERTAIN CONTRACTS........................................................................25
     SECTION 3.17.      LITIGATION...............................................................................26
     SECTION 3.18.      ENVIRONMENTAL MATTERS....................................................................26
     SECTION 3.19.      INSURANCE................................................................................27
     SECTION 3.20.      FINDERS..................................................................................27
     SECTION 3.21.      TRANSACTIONS WITH AFFILIATES.............................................................27
     SECTION 3.22.      COMPLIANCE WITH LAWS.....................................................................28

                                                                                                                PAGE
                                                                                                                ----

     SECTION 3.23.      INVENTORY................................................................................28
     SECTION 3.24.      RECEIVABLES..............................................................................28
     SECTION 3.25.      WARRANTY CLAIMS..........................................................................28
     SECTION 3.26.      CONDITION OF ASSETS AND PROPERTIES.......................................................28

ARTICLE IV              INDIVIDUAL REPRESENTATIONS AND WARRANTIES OF THE stockholders............................29

     SECTION 4.1.       AUTHORITY AND RELATED MATTERS............................................................29
     SECTION 4.2.       NO FINDER................................................................................30

ARTICLE V               REPRESENTATIONS AND WARRANTIES OF the PURCHASER..........................................30

     SECTION 5.1.       ORGANIZATION.............................................................................30
     SECTION 5.2.       AUTHORITY RELATIVE TO THIS AGREEMENT.....................................................30
     SECTION 5.3.       NONCONTRAVENTION.........................................................................30
     SECTION 5.4.       GOVERNMENTAL CONSENTS....................................................................31
     SECTION 5.5.       NO FINDER................................................................................31
     SECTION 5.6.       INVESTMENT INTENT........................................................................31
     SECTION 5.7.       STATUS AS ACCREDITED INVESTOR............................................................31
     SECTION 5.8.       FINANCIAL CAPABILITY/SOLVENCY............................................................31

ARTICLE VI              ADDITIONAL COVENANTS.....................................................................32

     SECTION 6.1.       CONDUCT OF BUSINESS OF THE MW COMPANIES..................................................32
     SECTION 6.2.       CONFIDENTIALITY..........................................................................34
     SECTION 6.3.       CERTAIN EFFORTS..........................................................................34
     SECTION 6.4.       NO PUBLIC ANNOUNCEMENT...................................................................35
     SECTION 6.5.       DIRECTORS' AND OFFICERS' INDEMNIFICATION.................................................35
     SECTION 6.6.       INVESTIGATION OF THE COMPANY BY THE PURCHASER............................................35
     SECTION 6.7.       TAX MATTERS..............................................................................36
     SECTION 6.8.       NO SOLICITATION OF ACQUISITION PROPOSALS.................................................37
     SECTION 6.9.       PAYMENT IN FULL OF CERTAIN COMPANY AND SUBSIDIARY INDEBTEDNESS...........................37
     SECTION 6.10.      FINANCING ASSISTANCE.....................................................................37
     SECTION 6.11.      FULFILLMENT OF FINANCING COMMITMENTS.....................................................38
     SECTION 6.12.      ISRA COMPLIANCE..........................................................................39
     SECTION 6.13.      FIRPTA CERTIFICATE.......................................................................39

ARTICLE VII             CONDITIONS TO OBLIGATIONS OF the PURCHASER...............................................39

     SECTION 7.1.       NO MISREPRESENTATION OR BREACH OF COVENANTS AND WARRANTIES...............................39
     SECTION 7.2.       NO MATERIAL ADVERSE EFFECT...............................................................39
     SECTION 7.3.       RESIGNATIONS OF DIRECTORS................................................................39
     SECTION 7.4.       LITIGATION...............................................................................40
     SECTION 7.5.       GOVERNMENTAL APPROVALS...................................................................40
     SECTION 7.6.       STOCK, WARRANT AND OPTION CERTIFICATES...................................................40

                                                                                                                PAGE
                                                                                                                ----

     SECTION 7.7.       SATISFACTORY DOCUMENTATION...............................................................40
     SECTION 7.8.       RELEASE..................................................................................40
     SECTION 7.9.       FINANCING................................................................................40
     SECTION 7.10.      TERMINATION OF INVESTCORP AGREEMENT......................................................41

ARTICLE VIII            CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY AND THE SELLERS.......................41

     SECTION 8.1.       NO MISREPRESENTATION OR BREACH OF COVENANTS AND WARRANTIES...............................41
     SECTION 8.2.       LITIGATION...............................................................................41
     SECTION 8.3.       GOVERNMENTAL APPROVALS...................................................................41
     SECTION 8.4.       SATISFACTORY DOCUMENTATION...............................................................41

ARTICLE IX              TERMINATION..............................................................................42

     SECTION 9.1.       TERMINATION..............................................................................42
     SECTION 9.2.       EFFECT OF TERMINATION....................................................................42

ARTICLE X               MISCELLANEOUS............................................................................43

     SECTION 10.1.      ENVIRONMENTAL MATTERS....................................................................43
     SECTION 10.2.      GENERAL INDEMNIFICATION..................................................................45
     SECTION 10.3.      AMENDMENT AND MODIFICATION...............................................................45
     SECTION 10.4.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES...............................................45
     SECTION 10.5.      PARTIAL INVALIDITY.......................................................................45
     SECTION 10.6.      EXECUTION IN COUNTERPARTS................................................................45
     SECTION 10.7.      ASSIGNMENT; SUCCESSORS AND ASSIGNS.......................................................46
     SECTION 10.8.      TITLES AND HEADINGS......................................................................46
     SECTION 10.9.      SCHEDULES AND EXHIBITS...................................................................46
     SECTION 10.10.     KNOWLEDGE................................................................................46
     SECTION 10.11.     WAIVERS..................................................................................46
     SECTION 10.12.     WAIVER OF JURY TRIAL.....................................................................47
     SECTION 10.13.     EXPENSES.................................................................................47
     SECTION 10.14.     NOTICES..................................................................................47
     SECTION 10.15.     ENTIRE AGREEMENT.........................................................................48
     SECTION 10.16.     NO THIRD PARTY BENEFICIARIES.............................................................48
     SECTION 10.17.     GOVERNING LAW; JURISDICTION; FORUM.......................................................49
     SECTION 10.18.     NO IMPLIED REPRESENTATIONS...............................................................49
     SECTION 10.19.     STOCKHOLDERS REPRESENTATIVE..............................................................49

SCHEDULES

SCHEDULE 1              STOCKHOLDERS
SCHEDULE 2.3            SAMPLE NET WORKING CAPITAL CALCULATION
SCHEDULE 3.1            FOREIGN QUALIFICATIONS
SCHEDULE 3.3            CONFLICTS
SCHEDULE 3.4(e)         AGREEMENTS REGARDING CAPITAL STOCK
SCHEDULE 3.4(g)         ACTIVITY OF THE COMPANY
SCHEDULE 3.5            SUBSIDIARIES
SCHEDULE 3.6            FINANCIAL STATEMENTS
SCHEDULE 3.7            ABSENCE OF CERTAIN CHANGES
SCHEDULE 3.8            LIABILITIES
SCHEDULE 3.9            TAXES
SCHEDULE 3.11           OWNED REAL PROPERTY
SCHEDULE 3.12(a)        SCHEDULED LEASES
SCHEDULE 3.12(b)        DEFAULTS UNDER SCHEDULED LEASES
SCHEDULE 3.12(c)        LEASES TERMINABLE ON THIRTY-DAYS NOTICE OR LESS
SCHEDULE 3.13(a)        REGISTERED INTELLECTUAL PROPERTY
SCHEDULE 3.13(b)        LICENSES
SCHEDULE 3.13(C)        ENCUMBRANCES ON INTELLECTUAL PROPERTY
SCHEDULE 3.14           LABOR RELATIONS
SCHEDULE 3.15           ERISA MATTERS
SCHEDULE 3.15(a)        ERISA AFFILIATES
SCHEDULE 3.15(b)        TITLE IV PLANS
SCHEDULE 3.16           COMPANY CONTRACTS
SCHEDULE 3.17           LITIGATION
SCHEDULE 3.18           ENVIRONMENTAL MATTERS
SCHEDULE 3.19           INSURANCE
SCHEDULE 3.20           FINDERS
SCHEDULE 3.21           TRANSACTIONS WITH AFFILIATES
SCHEDULE 3.24           RECEIVABLES
SCHEDULE 3.26           CONDITION OF ASSETS AND PROPERTIES
SCHEDULE 6.1            CONDUCT OF BUSINESS
SCHEDULE 6.9            AFFILIATE AGREEMENTS TERMINATED AT CLOSING
SCHEDULE 10.10          KNOWLEDGE

EXHIBITS

EXHIBIT A:              CAPITALIZATION
EXHIBIT B:              PER SHARE AMOUNT

                            STOCK PURCHASE AGREEMENT

         This STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of July 23, 2004, is entered into by and among MWM Holding, Inc., a Delaware corporation (the "Company"), and those Persons listed on Schedule 1 hereto (collectively, the "Stockholders"), on the one hand, and Ply Gem Industries, Inc., a Delaware corporation (the "Purchaser"), on the other hand.

                                    RECITALS

         A. The outstanding equity securities of the Company as of the date hereof consist of shares of (i) Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"), held by the holders (the "Class A Stockholders") and (ii) Class D Common Stock, par value $0.01 per share (the "Class D Common Stock"), held by the holders (the "Class D Stockholders," who together with the Class A Stockholders shall consist the Stockholders) listed on Exhibit A.

         B. The Stockholders are, in the aggregate, the owners of 100% of the outstanding capital stock of the Company as of the date hereof. The Class B Warrantholders are, in the aggregate, the owners of 100% of the outstanding Class B Warrants and the Option Holders are, in the aggregate, the owners of 100% of the outstanding Options.

         C. The Stockholders desire to sell to the Purchaser and the Purchaser desires to purchase from the Stockholders all of the outstanding shares of Class A Common Stock and Class D Common Stock. The Class B Warrantholders desire to cancel their Class B Warrants and the Option Holders desire to cancel their Options in exchange for cash or other consideration and have this day entered into an agreement respecting the same.

         D. As a result of the foregoing and upon consummation of the other transactions contemplated herein, the Purchaser will acquire ownership of 100% of the outstanding shares of equity securities of the Company and all securities convertible into or exchangeable for, and all rights to acquire, equity securities of the Company.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

         Section 1.1. Definitions. As used in this Agreement, the following words and terms shall have the meanings specified or referred to below:

         "Affiliate" of any specified Person shall mean any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such specified Person.

         "Aggregate Equity Amount" shall mean an amount equal to (a) the sum of
(i) $320,000,000, (ii) the aggregate Stockholder Loan Amount, (iii) the aggregate Warrant Exercise Price for all Class B Warrants cancelled hereunder and (iv) the aggregate Option Exercise Price for all Options cancelled hereunder, minus (b)(i) Net Debt and (ii) the Seller Transaction Expenses to the extent not paid prior to the Closing Date that are due and payable on the Closing Date.

         "Business Day" shall mean any day except Saturday, Sunday or any day on which banks are generally not open for business in the city of New York, New York.

         "Cash" shall mean the result, whether positive or negative, produced by
(x) the sum of (i) all cash, all cash equivalents and marketable securities as reflected in the bank accounts of the MW Companies or other financial institution statements and (ii) all deposits in transit (subject to the clearing and actual credit to the account of the applicable MW Company of such deposits), each as of the Closing Date and net of Taxes or other costs associated with liquidating to cash any of the items referred to in this definition less (y) the amount of any checks or other instruments that have been written or issued by any of the MW Companies each determined as of the close of business on the day immediately prior to the Closing Date.

         "Code" shall mean the United States Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         "Control," "Controlling" or "Controlled by" shall mean, when used with respect to any specified Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

         "Damages" shall mean all liabilities, demands, claims, actions or causes of action, regulatory, legislative or judicial proceedings or investigations, assessments, levies, losses, fines, penalties, damages, costs and expenses, including, without limitation, reasonable attorneys', accountants', and experts' fees and expenses, sustained or incurred in connection with the defense of any claim or the enforcement of any rights under
Article X.

         "Encumbrances" shall mean all mortgages, deeds of trust, liens, pledges, security interests, charges, claims and encumbrances of any nature whatsoever; provided, however, that the term "Encumbrances" shall not include statutory liens for Taxes to the extent that the payment thereof is not in arrears or otherwise due.

         "Fayetteville Damages" shall mean Damages attributable to the Fayetteville Environmental Condition.


         "Fayetteville Environmental Condition" means environmental contamination, if any, located at the property at the Fayetteville Facility identified by Environ, the Purchaser's environmental consultant, pursuant to environmental sampling on July 22, 2004.

         "Fayetteville Facility" shall mean the property at 408 Pine Street, Fayetteville, North Carolina.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Fully Diluted Number" shall mean the sum of (a) the aggregate number of shares of Class A Common Stock and Class D Common Stock outstanding as of immediately prior to the Closing, (b) the aggregate number of share of Class B Common Stock issuable upon exercise of all unexercised Class B Warrants outstanding as of immediately prior to the Closing and (c) the aggregate number of shares of Class A Common Stock issuable upon exercise of all unexercised Options outstanding as of immediately prior to the Closing.

         "Funded Indebtedness" shall mean all obligations under, including the total required to prepay all amounts payable under and to fully retire (i) the Senior Credit Facility; (ii) indebtedness for borrowed money; (iii) indebtedness evidenced by notes, debentures or similar instruments; (iv) capitalized lease obligations; (v) the deferred purchase price of assets, services or securities (other than ordinary trade accounts payable); (vi) conditional sale or other title retention agreements; (vii) reimbursement obligations, whether contingent or matured, with respect to letters of credit, bankers' acceptances, surety bonds, other financial guarantees and interest rate protection agreements (without duplication of other indebtedness supported or guaranteed thereby) other than the letters of credit set forth on Schedule 3.8; (viii) obligations of other Persons of the nature described in clause (i) through (vii) that are guaranteed by such Person; (ix) interest, premium, penalties, fees, expenses and other amounts owing in respect of the items described in the foregoing clauses
(i) through (viii); and (ix) any remaining payment obligation under the Acquisition Advisory Services Agreement dated as of January 17, 2003 between the Company and Fenway Partners, Inc. to the extent not extinguished prior to the Closing. Funded Indebtedness will be determined based upon payoff letters received from the respective creditors or, if the concept of payoff letters are not applicable to such Funded Indebtedness, the amount in fact outstanding as of the close of business on the day immediately prior to the Closing Date.

         "GAAP" shall mean United States generally accepted accounting principles.

         "Governmental Entity" shall mean any federal, state or local or foreign government, any political subdivision thereof or any court, administrative or regulatory agency, department, instrumentality, body or commission or other governmental authority or agency, domestic or foreign.

         "Hammonton Facility" shall mean the property at 999A Grand Street South, Hammonton, New Jersey 08037.

         "Hammonton ISRA Damages" shall mean Damages attributable to remediation of environmental contamination, if any, required to be performed at the Hammonton Facility as a result of the process of obtaining clearance from the New Jersey Department of Environmental Protection pursuant to ISRA for the acquisition of the Company by Purchaser as contemplated hereby.

         "Independent Expert" shall mean Deloitte & Touche LLP or such other independent accounting firm of national reputation as the Purchaser and the Stockholders Representative may agree.

         "Intellectual Property" means, as they exist anywhere in the world, all
(i) copyrights and mask works, including all renewals and extensions thereof, and all applications and registrations therefor, (ii) domain names, Internet addresses and other computer identifiers, web sites, web pages and similar rights and items, (iii) patents, patent applications and inventions, designs and improvements described and claimed therein, patentable inventions and other patent rights (including any divisions, continuations, continuations-in-part, reissues, reexaminations or interferences thereof, whether or not patents are issued on any such applications and whether or no any such applications are modified, withdrawn or resubmitted), (iv) computer software programs, including all source code, object code, specifications, designs and documentation related to such programs; (v) Trade Secrets; and (vi) trademarks, service marks, trade dress, trade names, brand names, designs, logos or corporate names, whether registered or unregistered, and all registrations and applications for registration thereof, and all goodwill related thereto.

         "Investcorp Agreement" means the Agreement for Management Advisory Strategic Planning and Consulting Services between Investcorp International Inc. and MW Manufacturers Inc. dated January 17, 2003.


         "Laws" shall mean any federal, state, local or foreign law, code, regulation rule or decree.

         "MW Companies" shall mean the Company and each Subsidiary of the Company.

         "Net Debt" shall mean Funded Indebtedness less Cash.


         "Option Exercise Price" shall mean, with respect to any Option, the per share exercise price to be paid upon the exercise of such Option in accordance with the terms thereof.

         "Ordinary Course" shall mean the ordinary course of business consistent with past practice.

         "Per Share Amount" shall mean the Aggregate Equity Amount divided by the Fully Diluted Number (carried up to 6 decimal places as designated by the Company). For the avoidance of doubt, a sample calculation of the Per Share Amount is set forth on Exhibit B.

         "Person" shall mean any individual, corporation, partnership, joint venture, limited liability company, trust, unincorporated organization, Governmental Entity or other legally recognized entity.

         "Rollover Options" means those Options which are being cancelled at the Closing (a) as set forth on Schedule 2.5 or, (b) subsequent to the date hereof but prior to the Closing Date, as agreed to in writing by each of the Purchaser and such Option Holder and notified to the Stockholders Representative no later than 3 Business Days prior to the Closing.

         "Securities Act" means the Securities Act of 1933, as amended.

      "Sellers" shall mean the Stockholders, the Class B Warrantholders and the Option Holders, collectively.

      "Seller Transaction Expenses" shall mean (i) the legal, accounting, financial advisory and other third party finder, advisory or consulting fees and expenses incurred by any of the MW Companies, whether directly or for the benefit of any of the Sellers in connection with the transactions contemplated hereby, including, without limitation, amounts payable to Gibson, Dunn & Crutcher LLP, UBS Securities LLC and Deutsche Bank Securities Inc., (ii) amounts payable under the commitments with certain debt and equity providing sources in relation to a recapitalization of MW Manufacturers Inc. and (iii) amounts paid by the Company to procure officers' and directors' liability insurance and fiduciary liability insurance in accordance with Section 6.5(b); provided, however, Seller Transaction Expenses shall expressly exclude any fees and expenses incurred by the MW Companies or the Purchaser in connection with any financings required to consummate the transactions contemplated herein.

      "Senior Credit Facility" shall mean the borrowings of the Company and/or its Subsidiaries under the Credit Agreement, dated as of February 17, 2004, by and among MW Manufacturers Inc., the several Lenders from time to time parties thereto, The Royal Bank of Scotland plc, as lead arranger, bookrunner, administrative agent and collateral agent, Madison Capital Funding LLC, as syndication agent, and General Electric Capital Corporation, as documentation agent.

      "Stock Option Adjustment Amount" shall mean, with respect to each Rollover Option, the amount represented by the product of (a) the number of shares of Class A Stock issuable upon exercise of such Rollover Option and (b) the difference between the Per Share Amount and the Option Exercise Price of such Rollover Option.

      "Stockholders Representative" shall mean Investcorp International,
Inc.

      "Target" shall mean $6,422,000. Schedule 2.3 sets forth a sample calculation of the Target and the parties agree that the final Net Working Capital will be calculated in a manner consistent with such schedule.

      "Tax Return" shall mean any and all reports, returns, declarations, claims for refund, elections, disclosures, estimates or other information, returns or statements required to be supplied to a Governmental Entity in connection with Taxes, including any schedule or attachment thereto and any amendment thereof.

      "Taxes" shall mean (i) any and all federal, state, provincial, local, foreign and other taxes, levies, fees, imposts, duties, and similar governmental charges (including any interest, fines, assessments, penalties or additions to tax imposed in connection therewith or with respect thereto) including, without limitation (x) taxes imposed on, or measured by, income, franchise, profits or gross receipts, and (y) ad valorem, value added, capital gains, sales, goods and services, use, real or personal property, capital stock, license, branch, payroll, estimated withholding, employment, social security (or similar), unemployment, compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes, and customs duties, and (ii) any transferee liability in respect of any items described in clause (i) above.

      "Trade Secrets" means all trade secrets, know-how, inventions, processes, procedures, databases, confidential business information and other proprietary information and rights, whether or not patentable or subject to copyright, mask work or trade secret protection.

      "Treasury Regulations" shall mean the Income Tax Regulations, promulgated under the Code.

      "Warrant Exercise Price" shall mean, with respect to each Class B Warrant, the per share purchase price to be paid upon exercise of such Class B Warrant in accordance with the terms thereof.

      Section 1.2. Table of Definitions. The following terms have the meanings set forth in the Sections set forth below:

      Definition                                   Section
      ----------                                   -------
      Acquisition Proposal                         6.9
      Affiliate Transactions                       3.21
      Agreed Fayetteville Costs                    10.1(b)
      Agreed NJ Costs                              10.1(h)
      Agreement                                    Preamble
      Audited Financial Statements                 3.6
      Claim (for purpose of definition of Solvent) 5.8(b)
      Class A Common Stock                         Recitals
      Class A Stockholders                         Recitals
      Class B Common Stock                         3.4(a)
      Class B Warrantholders                       3.4(c)
      Class B Warrants                             3.4(c)
      Class D Common Stock                         Recitals
      Class D Stockholders                         Recitals
      Closing                                      2.6
      Closing Date                                 2.6
      COBRA                                        3.15(d)
      Company                                      Preamble
      Company Fayetteville Consultant              10.1(b)
      Company Contracts                            3.16
      Company Fayetteville Report                  10.1(b)
      Company Intellectual Property                3.13(c)
      Company NJ Consultant                        10.1(h)
      Company Option Plan                          3.4(d)
      Company NJ Report                            10.1(h)
      Company Review Period                        10.1(b)
      Contests                                     6.8(e)
      Debt (for purpose of definition of Solvent)  5.8(b)
      Debt Financing Commitments                   5.8(a)

      Definition                                   Section
      ----------                                   -------
      Differences                                  2.7(e)
      Discussion Period                            2.7(d)
      Draft Final Statement                        2.7(a)
      Employee Plan                                3.15(a)
      Fayetteville Threshold                       10.1(a)
      Environmental Laws                           3.18
      ERISA                                        3.15(a)
      ERISA Affiliate                              3.15(a)
      Escrow Agreement                             2.2(a)
      Escrow Amount                                2.2(a)
      Final Statement                              2.7(d)
      Financial Statements                         3.6
      Financing Commitments                        5.8(a)
      Governmental Permits                         3.10
      HSR Act                                      3.3(f)
      Indemnified Party                            10.1(e)
      Indemnified Parties                          10.1(e)
      Fayetteville Independent Consultant          10.1(c)
      Interim Financial Statements                 3.6
      IRS                                          3.9(k)
      ISRA                                         6.13
      Leased Real Property                         3.12(a)
      Likely Fayetteville Costs                    10.1(a)
      Likely NJ Costs                              10.1(h)
      Material Adverse Effect                      3.1
      Net Working Capital                          2.3
      Net Working Capital Adjustment Amount        2.2
      Net Working Capital Materials                2.7(b)
      Notice of Objections                         2.7(c)
      Option Agreements                            3.4(d)
      Option Holders                               3.4(d)
      Options                                      3.4(d)
      Owned Real Property                          3.11
      PBGC                                         3.15(b)
      Permitted Encumbrances                       3.11
      Post Signing Returns                         6.8(a)
      Preferred Stock                              3.4(a)
      Preliminary Purchase Price                   2.2
      Present Fair Salable Value (for purpose of   5.8(b)
         definition of Solvent)
      Pro Rata Amount                              2.2(a)
      Purchase Price                               2.2
      Purchaser                                    Preamble
      Purchaser Fayetteville Consultant            10.1(a)
      Purchaser Fayetteville Report                10.1(a)

      Definition                                   Section
      ----------                                   -------
      Purchaser NJ Consultant                      10.1(h)
      Purchaser NJ Report                          10.1(h)
      Purchaser Review Period                      10.1(h)
      Registered Intellectual Property             3.13(a)
      Representatives                              6.2
      Resolved Objections                          2.7(d)
      Review Period                                2.7(b)
      Scheduled Leases                             3.12(a)
      SEC                                          6.10(c)
      Shares                                       2.1
      Solvent/Solvency                             5.8(b)
      Stockholders                                 Recitals
      Stockholder Loan Amount                      2.4(a)
      Subsidiary                                   3.5
      Tax Sharing Agreement                        3.9(g)
      Title IV Plan                                3.15(a)
      Termination Date                             9.1(b)
      Transferred Company Products                 3.25
      Undesignated Common Stock                    3.4(a)
      WARN Act                                     3.15(h)
      Warrant Agreement                            3.4(c)



                                   ARTICLE II

          PURCHASE AND REDEMPTION OF SHARES, WARRANTS AND OPTIONS

      Section 2.1. Agreement for the Purchase and Sale of Shares/Cancellation of Options and Class B Warrants.

              (a) On the basis of the representations, warranties, covenants and agreements and subject to the satisfaction or waiver of the conditions set forth in Articles VII and VIII herein, at the Closing the Stockholders will sell, transfer and deliver to the Purchaser, and the Purchaser will purchase and acquire from the Stockholders all of the shares of Class A Common Stock and Class D Common Stock outstanding as of the Closing Date (collectively, the "Shares").

              (b) The Company and the Option Holders (other than with respect to any Rollover Options) shall cause all of the Options (other than any Rollover Options) to be cancelled at the Closing. The Purchaser shall cause the Company to pay to each applicable Option Holder of Options that are or become vested as of the Closing, the amounts provided in Section 2.5(d). Prior to the Closing, the Company and the applicable Option Holders shall take all actions necessary to give effect to the transactions contemplated by this Section 2.1(b).

              (c) The Company and the Class B Warrantholders shall cause all of the Class B Warrants to be cancelled at the Closing. The Purchaser shall cause the Company to pay to the Class B Warrantholders the amounts provided in Section 2.5(d). Prior to the Closing, the Company and the Class B Warrantholders shall take all actions necessary to give effect to the transactions contemplated by this
  Section 2.1(c).

      Section 2.2.      Aggregate Purchase Price.

              (a) The aggregate cash amount to be paid by the Purchaser at the Closing shall be Three Hundred Twenty Million Dollars ($320,000,000) minus the sum of (A) the amount of Net Debt, (B) the aggregate amount of all Seller Transaction Expenses to the extent not paid prior to the Closing Date that are due and payable on the Closing Date and (C) the aggregate Stock Option Adjustment Amounts (the "Preliminary Purchase Price"); provided, however, one and one-half percent (1.5%) of the sum of (x) the Preliminary Purchase Price plus (y) the aggregate Stock Option Adjustment Amounts (together, the "Escrow Amount") shall be delivered to an escrow agent (which escrow agent shall be a bank or trust company with a branch located in the City of New York) appointed prior to the Closing by the Stockholders Representative, subject to approval by the Purchaser, which approval shall not be unreasonably withheld or delayed, pursuant to an Escrow Agreement (the "Escrow Agreement") to be entered into by the Purchaser, the Stockholders Representative and the Escrow Agent. Such Escrow Amount shall be held and disbursed by the escrow agent in accordance with the terms and conditions in this Article II and in the Escrow Agreement. Prior to the Closing, the Stockholder Representative shall prepare a schedule (based upon the respective amounts payable to each Seller net of any amount payable by such Seller hereunder, but assuming that individually and in the aggregate each holder of Rollover Options held a like number of Options that were not Rollover Options in lieu of the Rollover Options so held) setting forth the respective percentages of the aggregate Escrow Amount applicable to each Seller, which schedule shall be utilized to determine any distributions to Sellers from the Escrow Amount or any other adjustments to the Purchase Price and corresponding payments to or by the Sellers (the "Pro Rata Amount").

              (b) As used herein, the "Net Working Capital Adjustment Amount" shall be the difference between the final Net Working Capital amount as set forth in the Final Statement minus the Target. In accordance with Sections 2.7 and 2.8, the Preliminary Purchase Price shall be (1) increased by the Net Working Capital Adjustment Amount, if the Net Working Capital Adjustment Amount is a positive integral, or (2) decreased by the Net Working Capital Adjustment Amount, if the Net Working Capital Adjustment Amount is a negative integral. The Preliminary Purchase Price as so adjusted shall constitute the "Purchase Price."

      Section 2.3. Net Working Capital As used herein, "Net Working Capital" shall be determined in the same manner as the parties calculated the Target as of the close of business on the day immediately prior to the Closing Date.
Schedule 2.3 sets forth the calculation of Net Working Capital used by the parties to negotiate the Target and all calculations of Net Working Capital pursuant to this Agreement shall be made in the same manner as Schedule 2.3. Current assets shall only be included in the calculation of Net Working Capital to the extent the MW Companies continue to retain the benefit thereof immediately after closing (it being understood and agreed that prepaid items directly related to the officers' and directors' insurance will not be governed by this sentence). Any current assets and current liabilities attributable to the incurrence of expenses directly related to the transactions contemplated by this Agreement and any tax effect thereof (including, without limitation, cancellation of the Options and payment of Funded Indebtedness) shall not be considered in calculating Net Working Capital.

      Section 2.4.      Payment of the Purchase Price.

              (a) Subject to the terms and conditions hereof, on the Closing Date, the Purchaser shall pay, to such account or accounts as specified by the Company, in writing, on behalf of such intended recipient at least two Business Days prior to the Closing Date:

                    (i) to each Class A Stockholder an amount (rounded to the nearest whole cent) equal to (A) 0.985 multiplied by (B) the Per Share Amount multiplied by (C) the number of shares of Class A Common Stock owned by such Class A Common Stockholder as of the Closing less (D) all amounts outstanding and payable under any notes receivables of any MW Companies (including the outstanding principal balance and any accrued but unpaid interest) owed by such Class A Stockholder as of the Closing Date, if any (the "Stockholder Loan Amount");

                    (ii)to each Class D Stockholder an amount (rounded to the nearest whole cent) equal to (A) 0.985 multiplied by (B) the Per Share Amount multiplied by (C) the number of shares of Class D Common Stock owned by such Class D Common Stockholder as of the Closing;

              (b) All payments required pursuant to Section 2.4(a), Section 2.5 and Section 2.7 shall be made by wire transfer of immediately available funds against delivery of, if applicable: (i) stock certificates representing the shares of Class A Common Stock and Class D Common Stock being sold, in each case in proper form as reasonably requested by the Purchaser and (ii) documentation reasonably satisfactory to the Purchaser that all of the outstanding Class B Warrants and all of the outstanding Options shall be cancelled prior to or at the Closing.

              (c) With respect to each payment made pursuant to Section 2.4(a),
  Section 2.5 and Section 2.7, the Purchaser shall be entitled to, or to cause the appropriate MW Company to, deduct, withhold and remit to the appropriate Governmental Entities (or cause to be deducted, withheld and remitted) any and all Taxes required by Law with respect to such payment. Any such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the party who otherwise would have received such amounts but for such withholding of Taxes.

      Section 2.5. Payments of Other Amounts Payable at Closing. On the Closing Date, the Purchaser shall pay or cause to be paid to such account or accounts as the Stockholders Representative specifies to the Purchaser in writing at least two Business Days prior to the Closing Date:

              (a) the aggregate amount of all Funded Indebtedness as of the Closing Date;

              (b) the aggregate amount of all Seller Transaction Expenses, to the extent not paid prior to the Closing Date that are due and payable on the Closing Date;

              (c) to each Class B Warrantholder an amount (rounded to the nearest whole cent) equal to (i) 0.985 multiplied by (ii)(A) the Per Share Amount minus (B) the Warrant Exercise Price of such Class B Warrant multiplied by (iii) the number of shares of Class B Common Stock issuable upon conversion of each such Class B Warrant owned by such Class B Warrantholder as of the Closing; and

              (d) to each Option Holder with respect to each outstanding Option that is or becomes as of the Closing vested (other than with respect to any Rollover Options) an amount (rounded to the nearest whole cent) equal to
  (i)(A) 0.985 multiplied by (B)(1) the Per Share Amount minus (2) the Option Exercise Price of such Option, multiplied by (C) the number of shares of Class A Common Stock issuable upon the exercise of each such outstanding Option (other than any Rollover Options) owned by such Option Holder as of the Closing minus (ii)(A) 0.015 multiplied by (B)(1) the Per Share Amount minus
  (2) the Option Exercise Price of the Rollover Option multiplied by (C) the number of shares of Class A Common Stock issuable upon the exercise of such Rollover Option owned by such Option Holder, if any.

      Section 2.6. Closing Date. Subject to the terms and conditions hereof, the consummation of the transactions provided for in this Article II (the "Closing") shall take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019 at 10:00 A.M. on the later of (a) the second Business Day after the date on which each of the conditions set forth in Articles VII and VIII have been satisfied or waived by the party or parties entitled to the benefit of such conditions (it being understood that, in the case of a waiver of any conditions for the benefit of the Company and the Stockholders, such waiver may be made by the Company on behalf of itself and each of the Stockholders) and (b) such other date, time or place as the Purchaser and the Company (on behalf of itself and the Stockholders) mutually agree; provided, however, notwithstanding anything herein to the contrary, the Company shall have the right, in its sole discretion, to postpone the Closing until after the expiration of the Company Review Period. Subject to the foregoing, each of the parties will use its commercially reasonably efforts to consummate the transactions contemplated by this Agreement as soon as practicable. The date on which the Closing actually occurs is hereinafter referred to as the "Closing Date."

      Section 2.7.      Post-Closing Purchase Price Adjustment.

              (a) No later than 45 days following the Closing Date, the Purchaser shall prepare or cause to be prepared and shall deliver to the Stockholders Representative a draft final statement setting forth in reasonable detail the Purchaser's calculation of the final Purchase Price which shall include a calculation of final Net Working Capital amount, Net Debt, Seller Transaction Expenses and the Net Working Capital Adjustment Amount (the "Draft Final Statement"). Seller Transaction Expenses shall be reconciled to the actual amount thereof. The Draft Final Statement will be accompanied by a report of the Company's independent accountants stating that the calculation of the final Net Working Capital amount was prepared in the same manner as Schedule 2.3.

              (b) The Stockholders Representative shall have 45 days following the Purchaser's delivery or deemed delivery of the Draft Final Statement to the Stockholders Representative (the "Review Period") to review and respond to the Draft Final Statement, during which period the Purchaser shall grant the Stockholders Representative and its advisors (including independent accountants and legal counsel) reasonable access to all books and records and other materials used to prepare the Draft Final Statement and any work papers prepared by the Purchaser or (subject to execution of customary exculpation letters) its independent accountants with respect to the Draft Final Statement (collectively, the "Net Working Capital Materials").

              (c) In the event the Stockholders object to all or any part of the Draft Final Statement, the Stockholders Representative shall so notify the Purchaser in writing (such notice, a "Notice of Objections") prior to the expiration of the Review Period setting forth a description of such objections in reasonable detail and the amount of the adjustment which the Stockholders believe should be made to each item of their objection. If the Stockholders Representative fails to deliver a Notice of Objections within the Review Period, the Draft Final Statement shall be deemed to have been accepted by the Stockholders and shall become the Final Statement.

              (d) As soon as practicable but in no event later than 20 Business Days following the delivery by the Stockholders Representative of the Notice of Objections (the "Discussion Period"), the Purchaser and the Stockholders Representative shall meet and endeavor to resolve the matters set forth in the Notice of Objections. Any matters set forth in the Notice of Objection that are resolved by the Purchaser and the Stockholders Representative shall collectively be referred to herein as the "Resolved Objections." The Draft Final Statement shall be revised to reflect any Resolved Objections. To the extent the parties are able to resolve all matters set forth in the Notice of Objections, the Draft Final Statement as so adjusted by the Resolved Objections shall become the "Final Statement."

               (e) In the event the Purchaser and the Stockholders Representative are unable to resolve all matters set forth in the Notice of Objections within such Discussion Period, the following procedures shall apply:

                    (i) After the end of the Discussion Period, upon written request of either the Purchaser or the Stockholders Representative, the parties shall jointly appoint the Independent Expert to assist in the resolution of the outstanding objections;

                    (ii)Upon appointment of the Independent Expert, each party shall provide to the Independent Expert and to the other party, within five Business Days of such appointment, a copy of the Draft Final Statement and the Notice of Objections and any other written submission or materials such party may wish to make, or provide, in support of its position, including the Net Working Capital Materials;

                    (iii) Each party may submit a reply brief in response to the written submissions referred to in clause (ii) above, such reply brief to be delivered to the Independent Expert and to the other party within five Business Days after the receipt of the other party's written submissions;

                    (iv)The Independent Expert shall review the matters set forth in the Notice of Objections that are not Resolved Objections (the "Differences") and the written submissions, if any, of the parties and shall determine, based on the requirements set forth in this Article II (and related definitions), and only with respect to the Differences submitted, whether and to what extent the Draft Final Statement requires adjustment; provided, however, that in no event shall any determination made by the Independent Expert of any Differences result in an adjustment greater than the amount of the adjustment requested with respect to such Difference in the Notice of Objections. It is the understanding and agreement of the parties that time is of the essence in the resolution of the Differences, and each party shall use its reasonable best efforts to cause the Independent Expert to make its determination as expeditiously as possible.

                    (v) The Independent Expert shall have the discretion to determine whether to convene a meeting or meetings of the parties to assist in the resolution of the Differences.

                    (vi)The fees and expenses of the Independent Expert shall be borne by the Purchaser and the Stockholders Representative (on behalf of the Sellers) in inverse proportion as each of them may prevail on the Differences resolved by the Independent Expert, which proportionate allocation shall be calculated on an aggregate basis based on the relative dollar values of the amounts in dispute.

                    (vii) The Independent Expert's resolution of the Differences shall be conclusive and binding upon the parties. The Draft Final Statement, as adjusted to reflect any such determination of by the Independent Expert, shall become the Final Statement.

      Section 2.8.      Final Purchase Price.

              (a) In the event that the Purchase Price as set forth in the Final Statement exceeds the Preliminary Purchase Price (i) the Purchaser shall pay each of the Stockholders, the Option Holders and the Class B Warrantholders their respective Pro Rata Amount of such excess and (ii) the respective Pro Rata Amount of the Escrow Amount shall be released and disbursed by the escrow agent in accordance with the terms of the Escrow Agreement to each of the Stockholders, the Option Holders and the Class B Warrantholders.

              (b) In the event that the Preliminary Purchase Price is greater than the Purchase price as set forth in the Final Statement, the escrow agent shall disburse from the Escrow Amount, in accordance with the terms of the Escrow Agreement: (i) to the Purchaser an amount equal to the amount of such excess and (ii) to each of the Stockholders, the Option Holders and the Class B Warrantholders their respective Pro Rata Amount of the balance remaining of the Escrow Amount, if any. If the amount payable to Purchaser in accordance with this Section 2.8(b) exceeds the Escrow Amount, the Sellers shall pay their respective Pro Rata Amount of the difference to the Purchaser, it being understood that the Escrow Amount is not a limitation on the amount payable to the Purchasers under this Section 2.8(b).

              (c) If the Escrow Amount exceeds the amount to which the Purchaser may be entitled based on the Draft Final Statement, then the escrow agent shall be authorized under the Escrow Agreement to release and discharge such excess amount as soon as practicable after the date of the Draft Final Statement and prior to the final determination of the Net Working Capital Adjustment Amount.

              (d) The amounts payable pursuant to this Section 2.8 shall be paid to the applicable recipient, whether disbursed by the escrow agent or paid by the Sellers or the Purchaser, within ten Business Days following the date on which the Draft Final Statement becomes the Final Statement.



                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

      The Company hereby represents and warrants to the Purchaser as follows:

      Section 3.1.      Corporate Organization.

              (a) Each of the MW Companies (a) is a corporation duly organized and in good standing under the laws of the State of Delaware, (b) is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which the ownership, leasing or operation of its properties or assets or the conduct of its business requires such qualification or licensing, and (c) has the requisite corporate power to own, lease or operate its properties and assets and to carry on its business as now conducted, except, in the case of clause (b), for any such failures that have not had and are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. Schedule 3.1 lists all jurisdictions in which each MW Company is duly qualified to conduct business. As used herein, "Material Adverse Effect" means any circumstance, change in or effect that is materially adverse to the business, assets or the results of operations or financial condition of the MW Companies, taken as a whole; provided, however, that none of the following, either alone or in combination, shall be considered in determining whether there has been a Material Adverse
  Effect: (i) circumstances, changes or effects resulting from any general national, international or regional economic, political or financial conditions, including any such circumstances, changes or effects resulting from acts of war (whether or not declared) or terrorism or other force majeure events, (ii) circumstances, changes or effects generally affecting the vinyl, vinyl-wood, clad-wood and composite window and patio door industry in which the MW Companies operate (including legal and regulatory changes) and (iii) circumstances, changes or effects resulting from any action taken at the specific request of the Purchaser. The Company has delivered to the Purchaser complete and correct copies of the certificate of incorporation and bylaws of each of the MW Companies, each as in effect on the date hereof.

              (b) The Company has delivered to the Purchaser complete and correct copies of the certificate of incorporation and bylaws of each of the MW Companies, each as in effect on the date hereof. The certificate of incorporation and bylaws of each of the MW Companies are in full force and effect and none of the MW Companies are in violation of any of the provisions of their respective certificates of incorporation or bylaws. The minute books (or comparable records) of each of the MW Companies have been delivered to the Purchaser and accurately reflect in all material respects all transactions and actions referred to in such minutes and consents in lieu of meetings. The Company has previously delivered to the Purchaser all stock books (or comparable records) of each MW Company in the possession of the MW Companies. The stock book (or comparable record) of the Company that has been delivered to the Purchaser is true and complete.

      Section 3.2. Corporate Authority. The Company has the requisite corporate power to execute and deliver this Agreement and to fulfill its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company have been duly authorized by all requisite corporate action. This Agreement has been duly executed and delivered by the Company and, assuming due execution by the counterparties, constitutes the valid and binding obligation of the Company enforceable in accordance with its terms, except that such enforceability (a) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally, and (b) is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

      Section 3.3. No Conflicts; Required Filings and Consents. Except as set forth in Schedule 3.3, neither the execution and delivery by the Company or any Seller of this Agreement nor the consummation by the Company or any Seller of the transactions contemplated hereby, nor compliance by the Company or any Seller with or fulfillment of its respective obligations hereunder will:

              (a) conflict with or violate any provision of the Company's certificate of incorporation or bylaws;

              (b) contravene, conflict with or result in a violation of, or constitute a failure to comply with in any material respects any Law material to the Company or any Seller;

              (c) result in the acceleration of, or entitle any party to accelerate (whether after the giving of notice or lapse of time or both), any debt obligation of any of the MW Companies in excess of $250,000 in the aggregate;

              (d) constitute a material default under or materially violate, or result, with giving of notice or lapse of time or both in any default under or violation of, or result in the creation or imposition of, any Encumbrance upon any of the assets or properties any of the MW Companies or any of the Shares pursuant to any provision of, any material mortgage, lease, agreement, indenture, license or instrument to which any of the MW Companies is a party or by which any of them or any of their respective properties or assets is bound;

              (e) constitute an event permitting modification, amendment or termination of a material mortgage, lease, agreement, indenture, license, instrument, order, arbitration award, judgment or decree to which any of the MW Companies is a party or by which any of them or any of their assets or properties is bound; or

              (f) except as may be required under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended ("HSR Act"), require the approval, consent, authorization or act of, or the making by any of the MW Companies, of any material declaration, filing or registration with any Governmental Entity or other Person.

      Section 3.4.      Capital Stock.

              (a) The authorized capital stock of the Company consists of (i) 1,500,000 shares of Class A Common Stock, (ii) 28,200 shares of Class B Common Stock, par value $0.01 per share (the "Class B Common Stock"), (iii) 2,500 shares of Class D Common Stock, (iv) 1,530,700 shares of Common Stock, par value $0.01 per share (the "Undesignated Common Stock") and (v) 500,000 shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock").

              (b) As of the date hereof, (i) 997,500 shares of Class A Common Stock are outstanding, (ii) 2,500 shares of Class D Common Stock are outstanding, (iii) no shares of Preferred Stock are outstanding and (iv) no shares of Undesignated Common Stock or Class B Common Stock are outstanding. As of the date hereof, all of the outstanding shares of Class A Common Stock are held by the Class A Stockholders in the respective amounts listed on Exhibit A hereto. As of the date hereof, all of the outstanding shares of Class D Common Stock are held by the Class D Stockholders in the respective amounts listed on Exhibit A hereto.

              (c) As of the date hereof, warrants (the "Class B Warrants") to purchase 25,641 shares of Class B Common Stock are outstanding pursuant to a Warrant Agreement, dated as of January 17, 2003 (the "Warrant Agreement"), by and among the Company and the initial purchasers named therein (the "Class B Warrantholders"). As of the date hereof, all of the Class B Warrants are held by the Class B Warrantholders in the respective amounts listed on Exhibit A hereto. The exercise price of each Class B Warrant is listed on Exhibit A hereto.

              (d) As of the date hereof, options (the "Options") to purchase 113,486.8807 shares of Class A Stock are outstanding pursuant to stock option agreements (the "Option Agreements") entered into pursuant to the Company's 2003 Management Stock Incentive Plan (the "Company Option Plan"). As of the date hereof, all of the Options are held by the holders (the "Option Holders") in the respective amounts listed on Exhibit A hereto. The exercise price of each Option is listed on Exhibit A hereto.

              (e) Except for this Agreement, the Class B Warrants, the Options and as disclosed in Schedule 3.4(e), there are no agreements, warrants, puts, calls, rights, options or other commitments of any character to which the Company is a party relating to the issuance, sale, purchase, redemption, conversion, exchange, registration, voting or transfer of any shares of capital stock of the Company or that provides for any stock appreciation or similar right. Except as set forth in Section 3.4, the Company does not have any capital stock, equity securities or securities containing any equity features authorized, issued or outstanding.

              (f) All outstanding shares of Class A Common Stock and Class D Common Stock are duly authorized and validly issued and fully paid and nonassessable, free of any preemptive or subscription rights, and upon delivery to the Purchaser pursuant to Article II hereof, will be free of any preemptive or subscription rights and free and clear of all Encumbrances, other than those created by the Purchaser. There are no unsatisfied preemptive rights relating to the capital stock of the Company.

              (g) Except as set forth on Schedule 3.4(g), since its founding, the Company has not engaged in any business other than the ownership of all of the capital stock of MW Manufacturers Holding Corp.

              (h) No Person other than the record holders of the Shares are or will be entitled to receive any payment from the Purchaser or the Company on account of any beneficial or similar interest any such Person may have had in any Shares at any time prior to the Closing.

      Section 3.5. Subsidiaries. Schedule 3.5 lists each Subsidiary of the Company. As used in this Agreement, "Subsidiary" means any corporation, partnership, joint venture or other legal entity of which the Company owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which generally are entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, joint venture or other legal entity. Except as set forth in Section 3.4(c) and (d) above, there are no agreements, warrants, puts, calls, rights, options, subscriptions, preemptive rights or other commitments of any character to which any of the MW Companies is a party or by which any of the MW Companies is bound which obligates any of the MW Companies to issue, deliver or sell any outstanding or additional shares of capital stock of any Subsidiary or any securities or instruments convertible into or exchangeable for any such outstanding or additional shares of capital stock. Each outstanding share of capital stock of each Subsidiary is duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights, and each such share is owned by the Company or another Subsidiary, free and clear of Encumbrances, except those arising under the Funded Indebtedness outstanding as of the date hereof. Except for the Subsidiaries, no MW Company owns any equity interest in any Person.

      Section 3.6. Financial Statements. The Company has delivered to the Purchaser (a) the audited consolidated balance sheet of MW Manufacturers Inc. and its Subsidiaries as of December 29, 2001, December 28, 2002 and December 27, 2003, and the related audited consolidated statements of operations, stockholders' equity and cash flows of MW Manufacturers Inc. and its Subsidiaries for the periods from January 18, 2003 through December 27, 2003 and from December 29, 2002 through January 17, 2003, and for the years ended December 28, 2002 and December 29, 2001, together with all related notes and schedules thereto (the "Audited Financial Statements") and (b) the unaudited consolidated balance sheet of the Company and its Subsidiaries as of April 3, 2004 and the related unaudited consolidated statements of operations, stockholders' equity and cash flows of the Company and its Subsidiaries for the three-month period ended April 3, 2004, together with all related notes and schedules thereto (the "Interim Financial Statements"). The Audited Financial Statements and the Interim Financial Statements are referred to collectively as the "Financial Statements"). The Financial Statements have been prepared from, and are in accordance with, the books and records of the Company and its Subsidiaries. Except as set forth in Schedule 3.6, the Financial Statements were prepared in accordance with GAAP applied on a consistent basis and fairly present, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the applicable dates thereof and for the applicable periods then ended (subject, in the case of the Interim Financial Statements, to reclassifications, normal year-end adjustments and the absence of notes to such statements).

      Section 3.7. Absence of Certain Changes. Except as described in Schedule
3.7 and except for the transactions permitted or contemplated by this Agreement, since December 27, 2003:

              (a) there has not been a Material Adverse Effect or any event or circumstance that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect;

              (b) the business of the MW Companies has been conducted, in all material respects, in the Ordinary Course; and

              (c) none of the MW Companies has taken any of the following actions:

                    (i) amended its certificate of incorporation or bylaws;

                    (ii)declared, set aside, made or paid any dividends or other distributions (whether in cash, stock, property or otherwise) with respect to any of its capital stock, except for dividends, distributions or other payments by any Subsidiary of the Company to any other Subsidiary of the Company or to the Company;

                    (iii) reclassified, combined, split, subdivided or redeemed, purchased or otherwise acquired for any consideration any outstanding shares of its capital stock or securities carrying the right to acquire or which are convertible into or exchangeable or exercisable for, with or without additional consideration, such capital stock, except the redemption or repurchase of shares of Class A Common Stock from employees in connection with the termination of such employee's employment;

                    (iv)acquired stock or other securities or all or any portion of the business of any Person;

                    (v) acquired the assets of any Person or disposed of any asset, except acquisitions or dispositions of inventory and equipment in the Ordinary Course or otherwise not in excess of $250,000 in the aggregate;

                    (v) incurred any indebtedness for borrowed money, other than borrowings under the Senior Credit Facility and other indebtedness not in excess of $250,000 in the aggregate;

                    (vi)merged or consolidated with any corporation or other entity or acquired any capital stock or business of any Person, or consummated any business combination transaction, in each case, whether in a single transaction or series of related transactions;

                    (vii) created, assumed or suffered to be incurred any Encumbrance of any kind on any of its properties or assets, other than liens created pursuant to the Senior Credit Facility, Permitted Encumbrances and other Encumbrances having a value, in the aggregate, not in excess of $250,000;

                    (viii) changed its accounting methods, principles or practices, except as may be required by GAAP and as disclosed in the Interim Financial Statements;

                    (ix) paid or committed to pay any bonus, or additional salary or compensation to any of the employees, directors, officers or consultants of the Company and the Subsidiaries, other than the payment or commitment to pay bonuses or additional salary or compensation in the Ordinary Course;

                    (x) sold, assigned or transferred (A) any patents, trademarks, tradenames, copyrights or trade secrets or (B) any other intangible assets with an aggregate value in excess of $250,000 in the aggregate;

                    (xi)suffered any extraordinary losses, casualties, damage or destruction, or waived or cancelled any rights of value in excess of $250,000 in the aggregate;

                    (xii) granted or announced any increase in the salaries, bonuses or other benefits payable by the Company or any of its Subsidiaries to any of their employees, other than as required by Law or pursuant to any plans, programs or agreements existing on the date hereof, including normal merit increases to non-executive officers of the Company or any of its Subsidiaries, in each case, consistent with the past practices of the Company or such Subsidiary;

                    (xiii) granted any severance or termination pay to any of the employees, directors, officers or consultants of the Company and its Subsidiaries or increased any benefits payable under any existing severance or termination pay policies or employment agreements with any of the employees, directors, officers or consultants of the Company and its Subsidiaries;

                    (xiv) entered into, amended, supplemented or modified any agreement material to the MW Companies taken as a whole, except in the Ordinary Course; or

                    (xv)committed, authorized or agreed to do any of the foregoing.

      Section 3.8. No Undisclosed Liabilities. Except as set forth in the Financial Statements and in Schedule 3.8, none of the MW Companies is subject to any claims, obligations or liabilities of any nature (whether accrued, absolute, known, choate, contingent or otherwise) and whether or not of the type required to be reflected on a balance sheet prepared in accordance with GAAP, other than
(a) obligations pursuant to or in connection with this Agreement or the transactions contemplated hereby, (b) liabilities and obligations incurred in the Ordinary Course since April 3, 2004 and (c) other liabilities and obligations not in excess of $250,000 in the aggregate.

      Section 3.9. Taxes. Except as set forth in Schedule 3.9:

              (a) each of the MW Companies has timely filed or caused to be timely filed all material Tax Returns (taking into account applicable extension periods) required to be filed as of the date hereof, has paid, or will pay, all Taxes required to be paid (whether or not shown on any Tax Return) and has made adequate provision for any Taxes that are not yet due and payable for all taxable periods, or portions thereof, ending on or before the date hereof;

              (b) the Sellers and the MW Companies have given or otherwise made available to the Purchaser true, correct and complete copies of all material Tax Returns, examination reports and statements of deficiencies for taxable periods, or transactions consummated, for which the applicable statutory periods of limitations have not expired;

              (c) there are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection or assessment or reassessment of, Taxes due from the MW Companies for any taxable period and no request for any such waiver or extension is currently pending;

              (d) no audit or other proceeding by any Governmental Entity is pending or, to the knowledge of the Sellers or the MW Companies, threatened with respect to any Taxes due from or with respect to the MW Companies, no Governmental Entity has given notice of any intention to assert any deficiency or claim for additional Taxes against any of the MW Companies, and no claim in writing has been made by any Governmental Entity in a jurisdiction where none of the MW Companies files a Tax Return that any of the MW Companies is or may be subject to taxation by that jurisdiction, and all deficiencies for Taxes asserted or assessed against any of the MW Companies have been fully and timely paid, settled or properly reflected in the Financial Statements;

              (e) there are no Encumbrances for Taxes upon the assets or properties of any of the MW Companies;

              (f) none of the MW Companies have taken any reporting position on a Tax Return, which reporting position (i) if not sustained would be reasonably likely, absent disclosure, to give rise to a penalty for substantial understatement of federal income Tax under Section 6662 of the Code (or any similar provision of state, local, or foreign Tax law), and (ii) has not adequately been disclosed on such Tax Return in accordance with
  Section 6662(d)(2)(B) of the Code (or any similar provision of state, local, or foreign Tax law);

              (g) none of the MW Companies is a party to any agreement relating to the sharing, allocation or indemnification of Taxes, or any similar agreement, contract or arrangement, (collectively, "Tax Sharing Agreements") or has any liability for Taxes of any Person (other than members of the affiliated group, within the meaning of Section 1504(a) of the Code, filing consolidated federal income tax returns of which the Company is the common parent) under Treasury Regulation Section 1.1502-6, Treasury Regulation
  Section 1.1502-78 or similar provision of state, local Or foreign law, as a transferee or successor, by contract, or otherwise;

              (h) each of the MW Companies has withheld (or will withhold) from their respective employees, independent contractors, creditors, stockholders and third parties and timely paid to the appropriate Governmental Entity proper and accurate amounts in all material respects for all periods ending on or before the Closing Date in compliance with all Tax withholding and remitting provisions of applicable laws and have each complied in all material respects with all Tax information reporting provisions of all applicable laws;

              (i) none of the MW Companies has constituted a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of shares qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with this acquisition;

              (j) none of the MW Companies has agreed, or is required to make, any adjustment under Section 481(a) of the Code, and to the knowledge of the Sellers and the MW Companies, no Governmental Entity has proposed any such adjustment or change in accounting method;

              (k) any adjustment of Taxes of any of the MW Companies made by the Internal Revenue Service (the "IRS"), which adjustment is required to be reported to the appropriate state, local, or foreign Governmental Entity, has been so reported;

              (l) none of the MW Companies has executed or entered into a closing agreement pursuant to Section 7121 of the Code or any similar provision of state, local or foreign law, and none of the MW Companies has is subject to any private letter ruling of the IRS or comparable ruling of any other Governmental Entity;

              (m) there is no contract, agreement, plan, or arrangement covering any person that, individually or collectively, will give rise to the payment of any amount in connection with the transactions contemplated by this Agreement that would not be deductible by the Purchaser or any of the MW Companies by reason of Section 280G of the Code.

              (n) The Company is not, nor has it been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

      Section 3.10. Governmental Permits. Each of the MW Companies has all governmental licenses, franchises, permits, privileges, immunities, approvals and other authorizations which are reasonably necessary and material for the ownership, leasing, operation and use of its assets and properties and which are reasonably necessary and material to their carrying on and conducting their respective businesses as currently conducted (herein collectively called "Governmental Permits"). Each such Governmental Permit is valid and in full force and effect in all material respects and, to the knowledge of the Company, no suspension or cancellation of any of them is threatened.

      Section 3.11. Owned Real Property. All real property owned by any of the MW Companies is identified in Schedule 3.11 and is hereinafter referred to as the "Owned Real Property". The MW Company shown on such Schedule 3.11 as owning such Owned Real Property holds good, valid and marketable fee title to the Owned Real Property shown as so owned, free of all Encumbrances except (i) for easements, covenants, restrictions and other matters that do not impair in any material respect the use and enjoyment of the property, (ii) for liens for Taxes not yet due and payable or being contested in good faith by appropriate proceedings for which adequate reserves have been created in accordance with GAAP, (iii) for liens of carriers, warehousemen, mechanics, materialmen and other similar liens incurred in the Ordinary Course for amounts which are not delinquent and which are not individually or in the aggregate, material (the matters set forth in the foregoing clauses (i), (ii) and (iii) are referred to herein as "Permitted Encumbrances"), and (iv) liens created pursuant to the Senior Credit Facility and (v) as set forth in Schedule 3.11.

      Section 3.12.     Real Property Leases.

              (a) Schedule 3.12(a) contains an accurate and complete list of all real property leased by any of the MW Companies (the "Scheduled Leases"). Except as set forth on Schedule 3.12(a), the Company has heretofore delivered to the Purchaser true, correct and complete copies of all Scheduled Leases (including all modifications, amendments and supplements). The applicable MW Company holds good and valid leasehold title to each of the properties which are the subject of the Scheduled Leases (the "Leased Real Property"), in each case free of all Encumbrances, except for liens created pursuant to the Senior Credit Facility and Permitted Encumbrances.

              (b) Except as disclosed in Schedule 3.12(b), each Scheduled Lease is valid, binding and in full force and effect and there are no existing defaults under any Scheduled Lease, and no event has occurred which, to the knowledge of the Company, with notice or lapse of time, or both, would constitute an event of default under any Scheduled Lease, except in each case for matters that would not have a Material Adverse Effect.

              (c) Schedule 3.12(c) sets forth all Scheduled Leases that are terminable by the landlord thereunder on thirty-days notice or less. In the event that the landlords under the leases set forth on Schedule 3.12(c) were to terminate those leases, such terminations would not individually or, in the aggregate, have a Material Adverse Effect.

      Section 3.13.     Intellectual Property.

              (a) Schedule 3.13(a) lists all patents, patent applications, registered trademarks, trademark applications, registered service marks, service mark applications, trade names and registered copyrights that are owned by any of the MW Companies and included in the Intellectual Property (collectively, "Registered Intellectual Property").

              (b) Schedule 3.13(b) lists all licenses or other agreements relating to Intellectual Property to which any of the MW Companies is a party, other than any "shrink wrap" and "click wrap" software license agreements and any other software license agreements that do not involve prospective material license fees or royalty payments by any of the MW Companies.

              (c) One of the MW Companies owns, or otherwise has the right pursuant to a valid agreement, to use the Intellectual Property necessary or material to the business of the MW Companies as presently conducted (the "Company Intellectual Property"). Except for the liens in connection with the Senior Credit Facility, all of the Registered Intellectual Property is free and clear of all Encumbrances. To the knowledge of the Company, all of the rights of the MW Companies in and to the Registered Intellectual Property are valid and enforceable. Each of the MW Companies has taken all actions reasonably necessary to maintain and protect each item of Company Intellectual Property owned or purported to be owned by it, and to protect the secrecy, confidentiality and value of its Trade Secrets that are material to the business of the MW Companies as presently conducted and taken as a whole.

              (d) To the knowledge of the Company, none of the Intellectual Property, products or services owned, used, developed, provided, sold, licensed, imported or otherwise exploited by the MW Companies infringes upon or otherwise violates in any material respect any Intellectual Property rights of others. None of the MW Companies has received written notice that is still pending to the effect that any of the MW Companies has infringed any patent, trademark, service mark, trade name, copyright, brand name, logo, symbol or other intellectual property right of any third party and there is no action pending or, to the knowledge of the Company, threatened against any of the MW Companies, and to the knowledge of the Company, there is no fact, event, condition or circumstance that reasonably would be expected to give rise to the commencement of a claim, that any of the MW Companies has infringed or misappropriated any such intellectual property right of any Person in any material respects.

              (e) To the knowledge of the Company, no Person is infringing any Company Intellectual Property or opposing or attempting to cancel any rights of the MW Companies in or to the Company Intellectual Property.

              (f) No past or present employee or consultant of any MW Company owns or has any right in or to any portion of any Company Intellectual Property.

      Section 3.14. Labor Relations. No MW Company is a party to any collective bargaining agreement, contract or legally binding commitment to any trade union or employee organization or group in respect of or affecting employees. Except as set forth on Schedule 3.14, (a) no MW Company is currently engaged in any negotiation with any trade union or employee organization; (b) in the last six years, no MW Company has engaged in any unfair labor practice within the meaning of the National Labor Relations Act, and, there is no pending or, to the knowledge of the Company, threatened complaint regarding any alleged unfair labor practices as so defined; (c) there is no strike, labor dispute, work slow down or stoppage pending or, to the knowledge of the Company, threatened against any MW Company; (d) in the last six years, no MW Company has experienced any material work stoppage; (e) to the knowledge of the Company, no MW Company is the subject of any union organization effort; and (f) except as to matters that are not individually or in the aggregate likely to have a Material Adverse Effect, the MW Companies are and have been in material compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, any such Laws respecting employment discrimination, occupational safety and health, and unfair labor practices.

      Section 3.15.     Employee Benefit Plans.

              (a) As used in this Agreement, the term "Employee Plan" means any pension, retirement, profit-sharing, deferred compensation, stock purchase, stock option, bonus or incentive plan, any medical, vision, dental or other health plan, any life insurance plan, vacation, employment, consulting, severance, disability or other employee benefit plan, program, policy agreement or arrangement, whether written or unwritten, including, without limitation, any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which any of the MW Companies maintains or contributes to or for which any of the MW Companies has any actual, contingent, primary or secondary liability. Each Employee Plan is listed on Schedule 3.15. Except as set forth in Schedule 3.15(a), no MW Company, or any entity which is considered to be under common control with any of such MW Companies pursuant to Section 1001 of ERISA or
  Section 414 of the Code (an "ERISA Affiliate") sponsors, maintains, contributes to or had any obligation with respect to, or in the past six years preceding the date hereof has sponsored, maintained, contributed to or had any obligation with respect to, any Employee Plan which is a single employer defined benefit plan as defined in Section 3(35) of ERISA subject to Title IV of ERISA (a "Title IV Plan"), or contributed to, participated in or had any obligation with respect to, any multiemployer plan within the meaning of
  Section 3(37) of ERISA or any plan subject to Section 4063 or 4064 of ERISA.

              (b) Except as set forth in Schedule 3.15(b), for each Employee Plan that is a Title IV Plan, (a) as of the last day of the most recent plan year ended prior to the date hereof, there is no "amount of unfunded benefit liabilities," as defined in Section 4001(a)(18) of ERISA, and there has been no material change in the financial condition of any such Title IV Plan since the last day of its most recent fiscal year, (b) there has been no "reportable event" as that term is defined in Section 4043 of ERISA and the regulations thereunder that would require the giving of notice or any event requiring disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA, (c) all premiums due the Pension Benefit Guaranty Corporation ("PBGC") have been paid, (d) none of the MW Companies has filed a notice of intent to terminate any Title IV Plan and has not adopted any amendment to treat such Title IV Plan as terminated, (e) the PBGC has not instituted, or threatened to institute, proceedings to treat any Title IV Plan as terminated and (f) no event has occurred or circumstance exists that may constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan. No "accumulated funding deficiency" as defined in Section 302 of ERISA or Section 412 of the Code, whether or not waived, exists with respect to any Employee Plan subject to Section 302 of ERISA or
  Section 412 of the Code and the Company is not, and does not expect to be, subject to (i) any requirement to post security pursuant to Section 412(f) of the Code or (ii) any lien pursuant to Section 412(n) of the Code.

              (c) Each Employee Plan that is intended to be qualified under
  Section 401(a) of the Code and any trust relating to any such Employee Plan that is intended to be exempt from income tax under Section 501(a) of the Code is so qualified and exempt, as applicable, and each such Employee Plan has received one or more favorable determination letters or opinion letters from the U.S. Internal Revenue Service to such effect. Each Employee Plan intended to be qualified under Section 401 of the Code has been administered in all material respects according to its terms and applicable Law, and, to the knowledge of the

  Company, nothing has occurred which would be reasonably likely to adversely affect its qualified status or the qualified status of any related trust.

              (d) The Employee Plans are in compliance in all material respects with all Laws (including, without limitation, ERISA and the Code) applicable to Employee Plans. All material reports and material disclosures relating to the Employee Plans required to be filed with or furnished to any Governmental Entity have been filed or furnished in a timely manner and in accordance with applicable Laws. With respect to any Employee Plan, no prohibited transaction (within the meaning of Section 406 of ERISA and/or Section 4975 of the Code) exists which could subject any of the MW Companies or any "disqualified person" to any excise tax or penalty pursuant to Section 502(1) of ERISA or under Section 4975 of the Code. Each of the MW Companies has made full and timely payment of all amounts which are required to be paid as contributions to each Employee Plan that is an employee pension benefit plan (as defined in Section 3(2) of ERISA). Each of the MW Companies has complied in all material respects with the continuation coverage requirements of Part 6 of Title I of ERISA, as amended ("COBRA") and with the requirements of the Health Insurance Portability and Accountability Act. There is no contract, agreement, plan or arrangement with any person which provides for any payment to any employee by any of the MW Companies, either in connection with this transaction or otherwise, which payment would increase, be accelerated and/or would not be deductible under Code Sections 162(m) or 404.

              (e) With respect to any Employee Plan, other than routine claims for benefits, no liens, lawsuits or complaints to or by any person or Governmental Entity have been filed or made against such Employee Plan or any MW Companies or, to the knowledge of the Company, against any other person or party and, to the knowledge of the Company, no such liens, lawsuits or complaints are contemplated or threatened and no individual who has performed services for any MW Company has been improperly excluded from participation in any Employee Plan. All liabilities or expenses of the MW Companies in respect of any Employee Plan (including workers compensation) or which have not been paid, have been properly accrued on the Company's Financial Statements in compliance with GAAP. None of the MW Companies nor any organization to which any MW Company is a successor or parent corporation, within the meaning of
  Section 4069(b) of ERISA, has engaged in any transaction described in Sections 4069 or 4212(c) of ERISA.

              (f) None of the MW Companies has an obligation to provide or make available post-employment welfare benefits or welfare benefit coverage for any employee or former employee, except as may be required under COBRA, and at the expense of the employee or former employee.

              (g) The Company has no contract or commitment to create any additional employee benefit or compensation plans, policies or arrangements or, except as may be required by applicable law, to modify any Employee Plan, and the Company may amend or modify any Employee Plan at any time.

              (h) The Company has not as of the date hereof incurred, and shall not as of the Closing incur, any liability or obligation under the Worker Adjustment and Retraining Notification Act, and the regulations promulgated thereunder (the "WARN Act"), or any similar state or local law which remains unsatisfied. The Company has no material direct or indirect liability, whether absolute or contingent, with respect to any misclassification of any person as an independent contractor rather than as an employee, or with respect to any employee leased from another employer.

      Section 3.16.     Certain Contracts.  Except as set forth in
Schedule 3.16, none of the MW Companies is a party to, or bound by, nor are any of their respective properties subject to, or bound by, any contract or agreement relating to the following (the "Company Contracts"):

              (a) payments by or to any of the MW Companies of more than $250,000 in any 12-month period from or after January 1, 2003 (other than the Funded Indebtedness);

              (b) the employment of any officer or employee (other than any contract which is terminable without liability upon notice of 90 days or less), or any contract of employment with a former officer or employee, in each case pursuant to which payments in excess of $250,000 are required to be made by any of the MW Companies in any 12-month period after the date hereof;

              (c) any outstanding indebtedness for borrowed money by any of the MW Companies, other than borrowings under the Senior Credit Facility and other indebtedness not in excess of $250,000 in the aggregate;

              (d) the sharing of profits, losses, costs or liabilities with any other Person in a joint venture agreement, partnership agreement, or limited liability company agreement or other agreement (however named) that is material to the Company or the Subsidiaries considered as a whole;

              (e) non-competition or exclusivity obligations which would prohibit the Company or any Subsidiary from freely engaging in business anywhere in the world;

              (f) any obligation to pay any "earnout" payment or deferred or contingent purchase price or any similar payment respecting the purchase of any business or assets;

              (g) except for guarantees of obligations between or among the MW Companies and except pursuant to the Funded Indebtedness, any material guarantee or other material contingent liability in respect of any indebtedness or obligation of any Person; and

              (h) any other contract or agreement that is material to the MW Companies taken as a whole.

True, correct and complete copies of all Company Contracts have been made available to the Purchaser. The Company and the Subsidiaries have been in compliance in all material respects with all applicable terms and requirements of each Company Contract and to the Company's knowledge, each other Person that is a party to any of the Company Contracts has been in compliance with all applicable terms and requirements of such Company Contract, other than any non-compliance by the Company and its Subsidiaries or such other party to such Company Contract that would not have a Material Adverse Effect. Neither the Company nor any Subsidiary has given to or received from any other Person any written notice regarding any actual, alleged, possible or potential violation or breach of, or default under, or any threat to terminate, any Company Contract.

      Section 3.17. Litigation. Except as set forth in Schedule 3.17, there are no suits, claims, actions, proceedings or investigations pending or, to the knowledge of the Company, threatened against any of the MW Companies or any of their respective properties or assets which, if determined adversely, (i) require the payment individually in excess of $150,000, (ii) result in the entry of any equitable relief or (iii) would reasonably be expected to prevent or materially delay the consummation of the transactions contemplated hereby. Except as set forth in Schedule 3.17, no MW Company is subject to any writ, injunction or decree of any Governmental Entity that would have a Material Adverse Effect.

      Section 3.18. Environmental Matters. Except as set forth in Schedule 3.18,
(a) none of the MW Companies is subject to any order, decree or injunction issued by any Governmental Entity relating to any Environmental Law; (b) none of the MW Companies has been notified in writing that it may be liable under or in violation of or out of compliance with any Environmental Law; (c) the MW Companies are, and have been for the past three years, in compliance in all material respects with applicable Environmental Laws; (d) to the knowledge of the Company, there are no events or facts that would cause any of the MW Companies to be liable under or in violation of or not in compliance with any Environmental Law in any material respect; and (e) to the knowledge of the Company, no real property currently or formerly owned or operated by any of the MW Companies is contaminated with any pollutant, contaminant, hazardous waste or hazardous substance to an extent or in a manner or condition now requiring remediation under any Environmental Law. As used herein, "Environmental Laws" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, the Federal Water Pollution Control Act, 33 U.S.C.
Section 1201, the Clean Water Act, 33 U.S.C. Section 1321, the Clean Air Act, 42 U.S.C. Section 7401 and thE Toxic Substances Control Act, 15 U.S.C. Section 2601, in each case, as amended from time to time, or any other applicable federal, state, local or foreign law, ordinance, regulation or rule dealing with pollution, the protection of natural resources and/or the environment or occupational exposures to hazardous materials, or the handling, storage, treatment, transport, disposal or recycling of hazardous materials.

      Section 3.19. Insurance. Schedule 3.19 lists all currently effective material insurance policies or binders of insurance which relate to the business of the MW Companies (excluding insurance funded Employee Plans). Such policies and binders are valid and binding in accordance with their terms, are in full force and effect, and insure against risks and liabilities to an extent and in a manner customary in all material respects in the industries in which the MW Companies operate. The Company has made available to the Purchaser a brief description (specifying the insurer and the policy number or covering note number with respect to binders, describing each pending claim thereunder of more than $25,000, setting forth the aggregate amounts paid out under each such policy through the date hereof) or provided copies of all policies or binders of fire, liability, worker's compensation, vehicular, products liability and other insurance held by or on behalf of any of the MW Companies. None of the MW Companies is in default under, or has otherwise failed to comply with, in any material respect, any provision contained in any such policy or binder or has failed to give any notice or present any claim under any such policy or binder in due and timely fashion that would result in the cancellation of such policy or binder. No MW Company has received (x) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (y) any notice of cancellation or non-renewal of any such policy or binder. To the Company's knowledge, no event has occurred or circumstance exists that may form the basis for termination of any such policy or binder. Except as set forth on
Schedule 3.19, no MW Company has received any notice from any of their insurance carriers that any insurance premiums will or may be materially increased in the future or that any insurance coverage set forth on Schedule 3.19 will or may not be renewed on substantially the same terms as now in effect.

      Section 3.20. Finders. Except as set forth on Schedule 3.20, no MW Company will be obligated to pay any fee or commission to any broker, finder or similar intermediary for or on account of the transactions contemplated by this Agreement.

      Section 3.21. Transactions with Affiliates. Except as set forth on
Schedule 3.21 (collectively, the "Affiliate Transactions"), no officer or director of any MW Company, no Person with whom any such officer or director has any direct or indirect relation by blood, marriage or adoption, no entity in which any such officer, director or Person owns any beneficial interest (other than a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than five percent of the stock of which is beneficially owned by all such officers, directors and Persons in the aggregate), no Affiliate of any of the foregoing and no current or former Affiliate of any MW Company and no Seller has any interest in: (a) any contract, arrangement or understanding with, or relating to, any MW Company or the properties or assets of any MW Company or (b) any loan, arrangement, understanding, agreement or contract for or relating to any MW Company or the properties or assets of any MW Company.

      Section 3.22. Compliance with Laws. The MW Companies are in compliance with all applicable Laws of foreign, federal, state and local governments and all agencies thereof, except where the failure to comply has not had and is not reasonably likely to have, individually or in the aggregate, Material Adverse Effect.

      Section 3.23. Inventory. The inventories of the MW Companies are in good and merchantable condition in all material respects, are saleable in all material respects in the Ordinary Course for the purposes for which intended and are in amounts consistent with prior practice at this time of year in all material respects, except for shorts, obsolete or otherwise unusable inventory for which adequate reserves have been reflected in the Interim Financial Statements in accordance with GAAP consistently applied.

      Section 3.24. Receivables. Except as set forth on Schedule 3.24, all accounts and notes receivable reflected on the Interim Financial Statements, and all accounts and notes receivable arising subsequent to the date of the Interim Financial Statements, have arisen in all material respects from bona fide transactions entered into by the Company and/or one or more of its Subsidiaries involving the sale of inventory or the rendering of a service in the Ordinary Course. The Company has provided the Purchaser with a true and complete list of all accounts receivable, as of April 3, 2004, which list sets forth the aging of such accounts receivable.

      Section 3.25. Warranty Claims. Within the last three years, there have been no (a) citations or decisions by any Governmental Entity specifically stating that any product manufactured, marketed or distributed at any time by any MW Company (collectively, "Transferred Company Products") is defective or unsafe or fails to meet any safety standards promulgated by such Governmental Entity or (b) recalls ordered by any Governmental Entity with respect to any Transferred Company Product. Except as would not reasonably be expected to have a Material Adverse Effect or except pursuant to the standard merchandise return policies of the MW Companies, which provide for the replacement or return for credit of defective or damaged products or other returns for credit at the request of the customer other than for the replacement or return for credit of defective or damaged products, there are no pending or, to the Company's knowledge, threatened warranty claims, against any MW Company which would, in the aggregate, reasonably be expected to exceed the reserve for such claims reflected in the Interim Financial Statements, as such reserve has been adjusted in the Ordinary Course since the date of the Interim Financial Statements.

      Section 3.26. Condition of Assets and Properties. Except as set forth on
Schedule 3.26 or defects that would not, in the aggregate, have a Material Adverse Effect, all of the assets and properties of the MW Companies are in good operating condition and repair, subject to ordinary wear and tear.



                                   ARTICLE IV

       INDIVIDUAL REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

      Each Stockholder severally (as to himself, herself or itself and not as to any other Stockholder) hereby represents and warrants to the Purchaser as follows:

      Section 4.1. Authority and Related Matters.

              (a) The Stockholder has full legal right, power, capacity and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and, for the Stockholders other than natural persons, such Stockholder is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has taken all corporate action necessary to authorize the execution, delivery and performance by such Stockholder of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by such Stockholder and constitutes a valid and legally binding obligation of such Stockholder enforceable against such Stockholder in accordance with it terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally, and (ii) is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

              (b) The Stockholder is the record owner of the aggregate number and class of shares of capital stock of the Company listed beside its name on Exhibit A and such shares are the only shares of capital stock of the Company owned by such Stockholder. Except for this Agreement and the transactions contemplated hereby, there are no agreements, arrangements, warrants, options, puts, calls or other rights, of any character to which such Stockholder is a party or by which any shares of capital stock of the Company owned by Stockholder are bound relating to the issuance, sale, purchase, redemption, conversion, exchange, registration, voting or transfer of any such shares, other than those which, pursuant to their terms, will terminate immediately on the Closing Date. At Closing, the Stockholder will transfer good and valid title to the Shares to be sold by such Stockholder to the Purchaser free of any preemptive or subscription rights and free and clear of all Encumbrances other than those created by the Purchaser.

              (c) The execution and delivery by the Stockholder of this Agreement and the consummation by the Stockholder of the transactions contemplated hereby not:

                    (i) violate, conflict with, result with the giving of notice or lapse of time or both in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, amendment, termination or cancellation or a loss of rights under, or result in the creation or imposition of any Encumbrance upon, any of the assets or properties of such Stockholder or any of the MW Companies, any articles of organization, bylaws, trust agreement, partnership agreement or certificate of partnership or other constitutive documents of such Stockholder, or, except as would not prevent or materially delay the consummation of the transactions contemplated hereby, any note, instrument, agreement, mortgage, lease, license, franchise, Governmental Permit or judgment, order, award or decree to which such Stockholder is a party or by which the Stockholder is bound, or any Law affecting such Stockholder; or

                    (ii)except for compliance with the HSR Act, require the approval, consent, authorization or act of, or the making by such Stockholder of any declaration, filing or registration with, any Governmental Entity or other Person.

      Section 4.2. No Finder. Except as set forth on Schedule 3.20, the Stockholder has not made any arrangement which would obligate the Purchaser or the Company to pay any fee or commission (or reimburse expenses) to any broker, finder or similar intermediary for or on account of the transactions contemplated by this Agreement.



                                    ARTICLE V

              REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

      The Purchaser hereby represents and warrants to the Company and the Sellers as follows:

      Section 5.1. Organization. The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all necessary corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. The Purchaser has delivered to the Company true and correct copies of its certificate of incorporation and bylaws as in effect on the date hereof and as proposed to be in effect immediately prior to the Closing Date.

      Section 5.2. Authority Relative to this Agreement. The Purchaser has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Purchaser and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by all necessary corporate action and no other corporate proceedings on the part of the Purchaser are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. Each of this Agreement has been duly and validly executed and delivered by the Purchaser and, assuming the due authorization, execution and delivery hereof by the Company and the Stockholders, constitutes a valid and binding agreement of the Purchaser, enforceable against it in accordance with its terms, except that such enforceability (a) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally, and (b) is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

      Section 5.3. Noncontravention. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) conflict with or result in any violation of any provision of the certificate of incorporation or bylaws (or equivalent governing instruments) of the Purchaser or any of its Subsidiaries, (b) require any consent, approval or notice under, or conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any contracts of the Purchaser or any of its Subsidiaries or
(c) subject to the approvals, filings and consents referred to in Section 5.4, violate any legal requirements applicable to the Purchaser or any of its Subsidiaries, except, in the case of clauses (b) and (c), with respect to matters that would not impair the ability of the Purchaser to perform its obligations under this Agreement in any material respect or otherwise delay in any material respect or prevent the consummation of any of the transactions contemplated by this Agreement.

      Section 5.4. Governmental Consents. No consent, approval or authorization of, or declaration or filing with, any Governmental Entity on the part of the Purchaser or any of its Subsidiaries that has not been obtained or made is required in connection with the execution or delivery by the Purchaser of this Agreement or the consummation by the Purchaser of the transactions contemplated hereby, other than (a) compliance with the notification and waiting period requirements of the HSR Act, (b) such filings as may be required by any applicable state securities or "blue sky" laws or state takeover laws, and (c) consents, approvals, authorizations, declarations or filings that, if not obtained or made, would not impair the ability of the Purchaser to perform its obligations under this Agreement in any material respect or otherwise delay in any material respect or prevent the consummation of any of the transactions contemplated hereby.

      Section 5.5. No Finder. Neither the Purchaser nor any party acting on its behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

      Section 5.6. Investment Intent. The Purchaser is purchasing the shares of capital stock of the Company pursuant to Article II solely for its own account and with no intention of distributing or reselling such shares or any part thereof, or interest therein, in any transaction that would be in violation of the Securities Act of 1933, as amended, or any other securities laws of the United States of America or any state thereof.

      Section 5.7. Status as Accredited Investor. The Purchaser is an "accredited investor" (as that term is defined in Rule 501 of Regulation D under the Securities Act). The Purchaser has such knowledge and experience in business and financial matters so that the Purchaser is capable of evaluating the merits and risks of an investment in the shares being acquired hereunder. The Purchaser understands the full nature and risk of an investment in such shares. The Purchaser further acknowledges that it has had access to the books and records of the Company, is generally familiar with the business being conducted by the Company and has had an opportunity to ask questions concerning the Company and the Company's securities.

      Section 5.8. Financial Capability/Solvency.

              (a) The Purchaser has received binding commitments from UBS Loan Finance LLC and UBS Securities LLC (together, the "Debt Financing Commitments") and Caxton-Iseman Capital, Inc. (together with the Debt Financing Commitments, the "Financing Commitments"). The Purchaser has previously delivered to the Company true and complete copies of the executed Financing Commitments.

              (b) To the knowledge of the Purchaser based on information heretofore provided by the Company to the Purchaser and assuming the accuracy of the Company's representations and warranties under this Agreement, immediately following the Closing, the Company shall be Solvent. For purposes of this Agreement, "Solvent" when used with respect to the Company shall mean that, immediately following the Closing, (i) the amount of the Present Fair Salable Value of its assets will, as of such date, exceed all of its liabilities, contingent or otherwise, as of such date, (ii) the Company will not have, as of such date, an unreasonably small amount of capital for the business in which it is engaged or will be engaged and (iii) the Company will be able to pay its Debts as they become absolute and mature, taking into account the timing of and amounts of cash to be received by it and the timing or and amounts of cash to be payable on or in respect of its indebtedness. The term "Solvency" shall have its correlative meaning. For purposes of the definition of Solvent, (A) "Debt" shall mean liability on a Claim; (B) "Claim" shall mean (I) any right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (II) the right to an equitable remedy for breach on performance if such breach gives rise to a right to payment, whether or not such equitable remedy is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; and (C) "Present Fair Salable Value" shall mean the amount that may be realized if the aggregate assets of the Company (including goodwill) are sold in its entirety with reasonable promptness in an arm's length transaction under present conditions for the sale of comparable business enterprises.

                                   ARTICLE VI

                              ADDITIONAL COVENANTS

      Section 6.1. Conduct of Business of the MW Companies. For the period commencing on the date hereof and ending on the Closing Date, except as expressly contemplated by this Agreement, or set forth in Schedule 6.1, or otherwise consented to in advance in writing by the Purchaser (which consent shall not be unreasonably withheld), the Company hereby agrees that:

              (a)   none of the MW Companies will:

                    (i) amend its certificate of incorporation or bylaws;

                    (ii) declare, set aside, make or pay any dividends or other distributions (whether in cash, stock, property or otherwise) with respect to any of its capital stock, except for dividends, distributions or other payments by any Subsidiary to any other Subsidiary or to the Company;

                    (iii) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire for any consideration any outstanding shares of its capital stock or securities carrying the right to acquire or which are convertible into or exchangeable or exercisable for, with or without additional consideration, such capital stock, except the redemption or repurchase of shares of Class A Common Stock from employees in connection with the termination of such employee's employment (if such redemption or repurchase occurs after the date hereof, the Company and the Stockholders will prior to the Closing Date amend Exhibit A to reflect such redemption or repurchase);

                    (iv) acquire stock or other securities or assets of any Person, or dispose of any assets, except acquisitions or dispositions of inventory or equipment in the Ordinary Course or otherwise not in excess of $250,000 in the aggregate;

                    (v) incur any indebtedness for borrowed money, other than borrowings under the Senior Credit Facility and other indebtedness not in excess of $250,000 in the aggregate;

                    (vi) merge or consolidate with any corporation or other entity or acquire any capital stock or business of any Person, or consummate any business combination transaction, in each case, whether in a single transaction or series of related transactions;

                    (vii) create, assume or suffer to be incurred any Encumbrance of any kind on any of its properties or assets, other than liens created pursuant to the Senior Credit Facility, Permitted Encumbrances and other Encumbrances having a value, in the aggregate, not in excess of $250,000;

                    (viii) change its accounting methods, principles or practices, except as may be required by GAAP and as disclosed in the Interim Financial Statements;

                    (ix) suffer any extraordinary losses, casualties, damage or destruction, or waive or cancel any rights of value in excess of $250,000 in the aggregate

                    (x) grant or announce any increase in the salaries, bonuses or other benefits payable by the Company or any of its Subsidiaries to any of their employees, other than as required by Law or pursuant to any plans, programs or agreements existing on the date hereof, including normal merit increases to non-executive officers of the Company or any of its Subsidiaries, in each case, consistent with the past practices of the Company or such Subsidiary;

                    (xi) grant any severance or termination pay to any of the employees, directors, officers or consultants of the Company and its Subsidiaries or increase any benefits payable under any existing severance or termination pay policies or employment agreements with any of the employees, directors, officers or consultants of the Company and its Subsidiaries;

                    (xii) make any payment or distribution to any Seller or any Affiliate of any Seller (other than in the Ordinary Course in his or her capacity as a director, officer or employee of the MW Companies);

                    (xiii) sell, assign or transfer any patents, trademarks, trade names, copyrights, trade secrets or other intangible assets other than in the Ordinary Course;

                    (xiv) enter into, amend, supplement or modify any agreement material to the MW Companies taken as a whole, except in the Ordinary Course; or

                    (xv) commit, authorize or agree to do any of the foregoing; and

              (b)   each of the MW Companies will:

                    (i) conduct its business in all material respects in the Ordinary Course; and

                    (ii) use its commercially reasonable efforts, consistent with the past practices of the Company, to preserve in all material respects the current business organization, existing business relationships and goodwill of the MW Companies; and

              (c) without limiting the generality of the foregoing, the MW Companies shall continue to make capital expenditures in the Ordinary Course.

      Section 6.2. Confidentiality. Any information provided to the Purchaser or its directors, officers, employees, agents, accountants, advisors, bankers and other representatives (collectively, the "Representatives") pursuant to this Agreement shall be held by the Purchaser and its Representatives in accordance with, and shall be subject to the terms of, the Confidentiality Agreement dated May 14, 2004 by and between the Purchaser and the Company.

      Section 6.3. Certain Efforts. Each of the parties hereto shall use his, her or its reasonable efforts to perform such party's obligations hereunder and to take, or cause to be taken, or do, or cause to be done, all things necessary, proper or advisable under applicable Law to obtain all regulatory approvals and to cause the transactions contemplated hereby to be completed in accordance with the terms hereof and shall cooperate fully with each other party and their respective Representatives in connection with any steps required to be taken as a part of their respective obligations under this Agreement, including without limitation:

              (a) Promptly upon execution and delivery of this Agreement, each of the Purchaser and the Company shall prepare and file as promptly as possible, or cause to be prepared and filed, with the appropriate Governmental Entity, a notification with respect to the transactions contemplated by this Agreement pursuant to the HSR Act, supply all information requested by such Governmental Entity in connection with the HSR Act notification and cooperate with each other in responding to any such request. Each of the parties shall cooperate with each other in promptly filing any other necessary applications, reports or other documents with any Governmental Entity having jurisdiction with respect to this Agreement and the transactions contemplated hereby, and in seeking necessary consultation with and prompt favorable action by such Governmental Entity.

              (b) Each party shall give prompt written notice to the others of
  (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty of such party contained in this Agreement or any other agreement or document contemplated hereby to be materially untrue or inaccurate at any time from the date hereof until the Closing or that will or may result in the failure to satisfy any of the conditions specified in Articles VII and VIII and (ii) any failure of any party hereto to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. No such notification shall limit or otherwise affect the terms of this Agreement or the Schedules delivered by the parties pursuant to this Agreement on the date hereof.

      Section 6.4. No Public Announcement. Prior to the Closing Date, neither the Purchaser, the Company nor any Seller shall, without the approval of the Purchaser and the Company (which shall not be unreasonably withheld), make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that any such party shall be so obligated by Law, in which case the Purchaser and the Company shall be advised, and the Purchaser and the Company shall use their reasonable efforts to give the other party advance opportunity to review and comment on such release or announcement.

      Section 6.5. Directors' and Officers' Indemnification.

              (a) The Purchaser agrees that (i) the certificate of incorporation or the bylaws of the Company and its Subsidiaries immediately after the Closing shall contain provisions with respect to indemnification and exculpation from liability that are at least as favorable to the beneficiaries of such provisions as those provisions that are set forth in the certificate of incorporation and bylaws of the Company and its Subsidiaries, respectively, on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years following the Closing in any manner that would adversely affect the rights thereunder of Persons who at or prior to the Closing were Representatives of the Company or any of its Subsidiaries, unless such modification is required by Law and (ii) all rights to indemnification as provided in any indemnification agreements with any current or former Representative of the Company or any of its Subsidiaries as in effect as of the date hereof with respect to matters occurring at or prior to the Closing shall survive the Closing in accordance with the terms thereof and shall not be amended, modified or repealed without the prior written consent of the applicable Representative.

              (b) Prior to the Closing, the Company may at its option purchase and pre-pay for six years from the Closing Date, officers' and directors' liability insurance and fiduciary liability insurance covering the Persons described in paragraph (a) of this Section 6.5 (whether or not they are entitled to indemnification thereunder) who are currently covered by their existing officers' and directors' or fiduciary liability insurance policies.

              (c) This Section 6.5, which shall survive the Closing and shall continue for the periods specified herein, is intended to benefit any Person or entity referenced in this Section 6.5 or indemnified hereunder, each of whom may enforce the provisions of this Section 6.5 (whether or not parties to this Agreement).

      Section 6.6. Investigation of the Company by the Purchaser. From the date hereof until the earlier of the Closing or termination of this Agreement pursuant to Article IX hereof, upon reasonable advance notice, the Company shall afford to the Representatives of the Purchaser (including, without limitation, independent public accountants and attorneys) reasonable access to the offices, properties, senior management, and business and financial records of the MW Companies, and shall furnish to the Purchaser or its Representatives such additional information concerning the MW Companies and their respective properties, assets, businesses and operations as shall be reasonably requested by the Purchaser; provided, however, any such access or furnishing of information shall be conducted at the Purchaser's expense, during normal business hours, under the supervision of the Company's personnel and in such a manner as not unreasonably to interfere with the normal operations of the Company and its Subsidiaries. Nothing in this Section 6.6 or elsewhere in this Agreement shall be interpreted so as to grant the Purchaser the right to perform invasive or subsurface investigations of the properties or locations of any of the MW Companies.

      Section 6.7. Tax Matters. During the period from the date of this Agreement to the Closing Date, the MW Companies shall (and the Stockholders shall cause the MW Companies to):

              (a) prepare, in the Ordinary Course (except as otherwise required by law), and timely file all Tax Returns required to be filed by it (or them) on or before the Closing Date ("Post Signing Returns");

              (b) consult with the Purchaser with respect to all material Post-Signing Returns and deliver drafts of such Post-Signing Returns to the Purchaser no later than ten (10) business days prior to the date (including extensions) on which such Post-Signing Returns are required to be filed;

              (c) fully and timely pay all Taxes shown due and payable in respect of such Post Signing Returns that are so filed;

              (d) properly accrue (and reflect such accrual in its books and records and financial statements), to the extent required in accordance with GAAP, in the Ordinary Course, for all Taxes payable by it (or them) for which no Post Signing Return is due prior to the Closing Date;

              (e) promptly notify the Purchaser of any material federal, state, local or foreign income or franchise and any other suit, claim, contest, investigation, administrative or judicial proceeding or audit pending against or with respect to any of the MW Companies in respect of any Tax matter, including (without limitation) Tax liabilities and refund claims (collectively, "Contests"), and not settle or compromise any such Contest without Purchaser's consent, which consent shall not be unreasonably withheld or delayed;

              (f) not make or revoke any material election with regard to Taxes or file any material amended Tax Returns, in each case, other than consistent with past practice;

              (g) not make any significant change in any Tax or accounting methods or systems of internal accounting controls (including procedures with respect to the payment of accounts payable and collection of accounts receivable), except, consistent with past practice, as may be appropriate to conform to changes in Tax laws or regulatory accounting requirements or GAAP;

              (h) terminate all Tax Sharing Agreements to which any of the MW Companies is a party such that there is no further liability thereunder except as provided as a current liability on the Interim Financial Statements; and

              (i) take all actions that are reasonably necessary to ensure that the Company shall not experience a loss of deduction pursuant to Section 280G of the Code and/or any employee incur an excise tax pursuant to Section 4999 of the Code, as a result of making any payments to any current or former employee of the Company or any of its subsidiaries in connection with the transactions contemplated by this Agreement or otherwise.

      Section 6.8. No Solicitation of Acquisition Proposals. As an inducement to the Purchaser to enter into this Agreement, and in consideration of the time and expense which it has devoted and will devote to the transactions contemplated hereby during the period beginning on the date of this Agreement and ending on the earlier of (a) the Closing Date and (b) the termination of this Agreement in accordance with Article IX, except for the transactions contemplated hereby, the Sellers shall not, and shall cause the MW Companies and each of the Affiliates and authorized representatives of each of the MW Companies and the Sellers not to, directly or indirectly, (i) initiate, solicit or encourage, or respond to, any inquiry or proposal by any Person with respect to (a) a merger, consolidation, share exchange, business combination, joint venture, liquidation, dissolution or similar transaction involving any MW Company, (b) a sale, lease, exchange or other disposition of all or any portion of the business, properties or assets of any MW Company (other than in the Ordinary Course) or the outstanding shares of capital stock of, or other ownership interests in, any MW Company or (c) a sale of any securities of, or otherwise making an investment in, any MW Company (each, an "Acquisition Proposal"), or (ii) enter into any discussions, negotiations or agreements concerning an Acquisition Proposal with, or provide any information concerning any MW Company or afford any access to properties, books and records of any MW Company to, or otherwise assist or facilitate any effort relating to an Acquisition Proposal by, any Person. The Sellers shall, and shall cause the MW Companies and each of the Affiliates and authorized representatives of the MW Companies and the Sellers to, immediately cease any existing discussions or negotiations with any Person concerning any Acquisition Proposal.

      Section 6.9. Payment in Full of Certain Company and Subsidiary Indebtedness. The Company shall, on or prior to the Closing, pay or cause to be paid in full or otherwise terminated in a manner satisfactory to the Purchaser all Funded Indebtedness owed to the Company or any Subsidiary by a Seller or any Affiliate of such Seller. Except as set forth on Schedule 6.9, on or before the Closing, the Stockholder Representative shall cause all agreements disclosed or required to be disclosed pursuant to Section 3.21 to be terminated and the Company and its Subsidiaries will be fully and unconditionally released from all obligations thereunder. At and as of the Closing, assuming compliance by Purchaser with its obligations under Section 2.5(a), any Funded Indebtedness owed by the Company or any Subsidiary to any Seller or to any Affiliate of any of the Sellers shall be canceled.

      Section 6.10. Financing Assistance.

              (a) The Company shall cooperate with the Purchaser and its Affiliates in connection with the Purchaser's efforts to obtain the necessary financing to consummate the transactions hereunder, including without limitation, causing the Company and the Subsidiaries and their respective officers, employees, advisers and authorized representatives to (i) assist with the preparation of such offering memoranda and documentation as may be required under the Purchaser's financing commitments, and (ii) meet with potential lenders and financing sources at the reasonable request of the Purchaser.

              (b) Upon the reasonable request of the Purchaser, to the extent the Purchaser or any of its Affiliates conducts or intends to conduct an offering of securities (and if the registration statement, prospectus or offering memorandum for such offering includes or incorporates by reference the financial statements relating to the Company and the Subsidiaries), the Company shall use its commercially reasonable efforts to cause its independent auditors to deliver a letter containing statements and information of the type ordinarily included in accountant's "comfort letters" with respect to the financial statements and financial information relating to the Company or its Subsidiaries contained or incorporated by reference in any such document relating to any such offering, within the time period reasonably requested by the Purchaser or any of its Affiliates.

              (c) The Company shall use its commercially reasonable efforts to
  (i) cause the MW Companies to prepare and deliver to the Purchaser all financial statements and financial information (and to provide assistance to the Purchaser and its Affiliates with the preparation of pro forma financial information) as may be required by the Purchaser or any of its Affiliates in connection with their Securities Act or Exchange Act filings with the Securities and Exchange Commission (the "SEC"), including without limitation the

  Purchaser's Registration Statement on Form S-4 in connection with the issuance of registered 9% Senior Subordinated Notes due 2012 in exchange for unregistered 9% Senior Subordinated Notes due 2012, (ii) cause the financial statements referred to in clause (i) to be audited by the Company's independent auditor in accordance with SEC rules and (ii) cause the independent auditors of the Company to execute and deliver any required documentation in connection with the Purchaser's SEC filings referred to above, including without limitation the consent to the use of the auditor's name as required by SEC rules. The Sellers shall cooperate with the Company and the Purchasers to effect the foregoing.

      Section 6.11. Fulfillment of Financing Commitments.

              (a) The Purchaser shall use its commercially reasonable efforts to cause the Financing Commitments to be fulfilled in accordance with their terms.

              (b) In the event the condition to the Closing set forth in Section
  7.9 fails to be satisfied because of a failure of the condition set forth in clause (iv) of the Conditions in the Debt Financing Commitments (or a similar provision in alternative sources of financing) solely due to a change having occurred, or additional information having been disclosed to or discovered by UBS Loan Finance LLC or UBS Securities LLC which has had or could reasonably be expected to have a material adverse effect on the business, results of operations, condition (financial or otherwise), assets or liabilities of Ply Gem Holdings, Inc. and its Subsidiaries taken as a whole, the Purchaser hereby unconditionally agrees to pay the sum of $15,000,000 to the Company within 3 Business Days after the termination of this Agreement in accordance with
  Article IX by wire transfer in immediately available funds to an account designated by the Company; provided, however, in the event the Purchaser fails to pay such amount to the Company within such 3-Business Day period, the Purchaser shall pay interest on such amount at a rate per annum of 10% from such due date until paid.

      Section 6.12. ISRA Compliance. The Sellers shall use their commercially reasonable efforts to seek and obtain the necessary approvals required under the New Jersey Industrial Site Recovery Act, N.J.S.A. Sect. 13:1K-6 et seq. ("ISRA") for the consummation of the transactions contemplated by this Agreement.

      Section 6.13. FIRPTA Certificate. Prior to the Closing Date, the Company shall deliver to the Purchaser a statement from the Company meeting the requirements of Treasury Regulation Section 1.1445-2(c)(3) that thE Company is not a United States real property interest.



                                   ARTICLE VII

                   CONDITIONS TO OBLIGATIONS OF THE PURCHASER

      The obligation of the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver in writing by the Purchaser, on or prior to the Closing Date, of each of the following conditions:

      Section 7.1. No Misrepresentation or Breach of Covenants and Warranties.

              (a) The Company shall have performed in all material respects all agreements required to be performed by it at or prior to Closing.

              (b) The representations and warranties of the Company and the Stockholders contained in this Agreement shall be true and correct (without regard to the qualifications of "material" or "Material Adverse Effect") as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties that speak as of a specific date prior to the Closing Date which need only be true and correct as of such earlier date), except respecting such matters which would not, individually and in the aggregate, be reasonably likely to have a Material Adverse Effect.

              (c) Each Stockholder shall have performed in all material respects all agreements required to be performed by such Stockholder at or prior to Closing.

      Section 7.2. No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect or any event or circumstance that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

      Section 7.3. Resignations of Directors. The Company shall have furnished the Purchaser with signed resignations, effective as of the Closing of each director of each MW Company, other than those directors of the MW Companies identified at least two (2) Business Days prior to the Closing as Persons whose resignations are not required by the Purchaser.

      Section 7.4. Litigation. As of the Closing Date, there shall be no Law, injunction, restraining order or decree of any nature of any court or other Governmental Entity of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions or other material obligations of the parties hereto as contemplated hereby. As of the Closing Date, no action, suit or proceeding shall be pending wherein an unfavorable judgment, decree or order would (a) lead to damages or other relief in connection with the transactions contemplated hereby or (b) have the effect of preventing, materially delaying, making illegal, imposing material limitations or conditions on or otherwise materially interfering with the performance of this Agreement or the consummation of any of the transactions contemplated hereby, or (c) declare unlawful the transactions contemplated by this Agreement or cause such transactions to be rescinded

      Section 7.5. Governmental Approvals. The filing and waiting period requirements of the HSR Act shall have been complied with to the extent applicable. The approval required under ISRA and all other required authorizations, consents and approvals of (or filings with) any Governmental Entity shall have been obtained or made, except for those authorizations, consents and approvals (other than under ISRA) which if not obtained would not have a Material Adverse Effect.

      Section 7.6. Stock, Warrant and Option Certificates. In accordance with
Section 2.4(b) of this Agreement, the Sellers and the Company shall have delivered to the Purchaser (a) stock certificates representing all of the issued and outstanding shares of Class A Common Stock and Class D Common Stock and accompanying stock powers duly executed by the applicable

Stockholder, evidencing the transfer of such shares to the Purchaser, (b) documentation reasonably satisfactory to the Purchaser that all of the outstanding Class B Warrants and all of the outstanding Options (other than any Rollover Options) shall be cancelled immediately following the Closing and (c) evidence reasonably satisfactory to the Purchaser that all Stockholder Loan Amounts have been repaid.

      Section 7.7. Satisfactory Documentation. All instruments and legal and corporate proceedings in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Purchaser.

      Section 7.8. Release. Each of the MW Companies shall have been released as a borrower or guarantor, as applicable, under all the Funded Indebtedness and all Liens on the capital stock or assets of the MW Companies securing amounts owed in respect of the Funded Indebtedness or any other outstanding indebtedness shall have been released or terminated.

      Section 7.9. Financing. The Purchaser and/or the Company shall have received the amount of funds set forth in the Financing Commitments as a result of funding thereunder or as a result of funding from one or more alternative sources of financing on terms no less favorable to the Purchaser than under the Financing Commitments; provided, however, that a failure to receive the amount of funds set forth in the Debt Financing Commitments due to (a) a breach by Caxton-Iseman Capital, Inc. of its obligations under its Financing Commitments,
(b) the failure to pay the required fees and expenses or (c) the failure to provide accurate, complete and not misleading information (other than with respect to information provided by the Sellers or the Company to the Purchaser regarding the MW Companies) shall not relieve the Purchaser of its obligations to consummate the transactions contemplated by this Agreement.

      Section 7.10. Termination of Investcorp Agreement. The Investcorp Agreement shall have been terminated and MW Manufacturers, Inc. shall have been released of all of its obligations thereunder.



                                  ARTICLE VIII

     CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY AND THE SELLERS

      The obligations of the Company and the Stockholders to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver in writing by the Company, on or prior to the Closing Date, of each of the following conditions:

      Section 8.1. No Misrepresentation or Breach of Covenants and Warranties.

              (a) The Purchaser shall have performed in all material respects all agreements required to be performed by it at or prior to Closing; and

              (b) Each of the representations and warranties of the Purchaser contained in Article V of this Agreement shall be true and correct in all material respects on the date hereof and on the Closing Date as though made on and as of the Closing Date.

      Section 8.2. Litigation. As of the Closing Date, there shall be no Law, injunction, restraining order or decree of any nature of any court or other Governmental Entity of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions or other material obligations of the parties hereto as contemplated hereby.

      Section 8.3. Governmental Approvals. The filing and waiting period requirements of the HSR Act shall have been complied with to the extent applicable. All other required authorizations, consents and approvals of (or filings with) any Governmental Entity shall have been obtained or made, except for those authorizations, consents and approvals which if not obtained would not result in a Material Adverse Effect.

      Section 8.4. Satisfactory Documentation. All instruments and legal and corporate proceedings in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Company.



                                   ARTICLE IX

                                   TERMINATION

      Section 9.1. Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the
Closing:

              (a) by written consent of the Purchaser and the Company (on behalf of itself and the Stockholders);

              (b) by the Purchaser or the Company (on behalf of itself and the Stockholders) if:

                    (i) any court or other Governmental Entity of competent jurisdiction shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the such transaction and such order, decree, ruling or other action shall have become final and nonappealable; or

                    (ii)the Closing shall not have occurred on or prior to September 30, 2004 (the "Termination Date");

              (c) by the Purchaser in the event of a material breach by the Company or the Stockholders of this Agreement which would cause the conditions to the Purchaser's obligations hereunder not to be satisfied and which has not been cured within 30 days after the giving of written notice to the Company or which is incapable of being cured prior to the Termination Date;

              (d) by the Company (on behalf of itself and the Stockholders) in the event of a material breach by the Purchaser of this Agreement would cause the conditions to the Sellers' obligations hereunder not to be satisfied and which has not been cured within 30 days after the giving of written notice to the Purchaser or which is incapable of being cured prior to the Termination Date; and

              (e) by the Company (on behalf of itself and the Stockholders) or the Purchaser in the event the Agreed Fayetteville Costs and Agreed NJ Costs in the aggregate exceed $5,000,000;

provided, however, no party may terminate this Agreement pursuant to Sections 9.1(b), (c), (d) if the failure of the condition (or failure of the condition to be reasonably capable of being satisfied within the applicable time period) giving rise to the right to terminate results from or is caused by the breach of any obligation hereunder by such party.

      Section 9.2. Effect of Termination. If this Agreement is terminated and the transactions contemplated hereby are abandoned pursuant to Section 9.1, this Agreement shall become null and void and of no further force or effect and all obligations of the parties under this Agreement shall be terminated without liability or penalty on the part of any party or its officers, directors or shareholders to any other party, except for the provisions contained in Section
6.2 relating to confidentiality, Section 6.4 relating to public announcements,
Section 6.12(b) relating to the payment by the Purchaser of a termination fee (if the termination of this Agreement is caused by the condition described in such Section 6.12(b)), Section 10.10 relating to jury trials, Section 10.11 relating to expenses, Section 10.12 relating to notices, Section 10.14 relating to third party beneficiaries, Section 10.15 relating to governing law and submission to jurisdiction and this Section 9.2. No such termination shall relieve any party from liability for damages resulting from any breach by such party of this Agreement or otherwise limit any remedy available to a party or parties on account of any such breach.



                                    ARTICLE X

                                  MISCELLANEOUS

      Section 10.1. Environmental Matters.

              (a) In the event that Environ, the Purchaser's environmental consultant (the "Purchaser Fayetteville Consultant"), determines that the costs of investigating and remediating one or more Fayetteville Environmental Conditions (the "Likely Fayetteville Costs") are reasonably likely to exceed $150,000 (the "Fayetteville Threshold"), the Purchaser shall submit to the Company a written opinion of the Purchaser Fayetteville Consultant setting forth such Likely Fayetteville Costs (the "Purchaser Fayetteville Report") no later than 10 Business Days after the date hereof. Any fees and expenses of the Purchaser Fayetteville Consultant shall be for the account of and shall be paid for by the Purchaser.

              (b) In the event that the Company receives a timely submission of the Purchaser Fayetteville Report, the Company shall have, for a period of 10 Business Days thereafter (the "Company Review Period"), the right to review and respond to the estimate of Likely Fayetteville Costs contained in the Purchaser Fayetteville Report. During the Company Review Period, the Purchaser shall grant to the Company and its advisors (including its environmental consultants and legal counsel) reasonable access to all materials reviewed and used by the Purchaser or the Purchaser Fayetteville Consultant in preparing the Purchaser Fayetteville Report. Prior to the end of the Company Review Period, the Company shall deliver to the Purchaser either (i) its written agreement to the Likely Fayetteville Costs set forth in the Purchaser Fayetteville Report or
  (ii) a separate written estimate of the Likely Fayetteville Costs determined by the Company's environmental consultants (the "Company Fayetteville Consultant") (such submission by the Company, the "Company Fayetteville Report"). Any fees and expenses of the Company Fayetteville Consultant shall be for the account of and shall be paid for by the Sellers. In the event the Company fails to deliver the Company Fayetteville Report prior to the expiration of the Company Review Period, the Likely Fayetteville Costs set forth in the Purchaser Fayetteville Report shall be deemed to be the "Agreed Fayetteville Costs" for the purposes hereunder.

              (c) In the event that the difference between the Likely Fayetteville Costs in the Purchaser Fayetteville Report and the Likely Fayetteville Costs in the Company Fayetteville Report is greater than 25% of the larger of the two estimates (unless the difference is less than $500,000 in which case the last sentence of this clause (c) shall apply), the Purchaser Fayetteville Consultant and the Company Fayetteville Consultant shall jointly select an environmental consultant of national repute or otherwise reasonably acceptable to Purchaser (the "Fayetteville Independent Consultant") to make an independent determination of the Likely Fayetteville Costs. The fees and expenses of the Fayetteville Independent Consultant shall be shared equally between the Purchaser and the Sellers. The parties shall grant to the Fayetteville Independent Consultant reasonable access to all materials reviewed and used by each of their consultants in preparing such estimates of the Likely Fayetteville Costs. It is the understanding and agreement of the parties that time is of the essence and each party shall use its reasonable best efforts to cause the Fayetteville Independent Consultant to make its determination as expeditiously as possible but in any event not later than 60 days from the date hereof. The average of the estimated Likely Fayetteville Costs as determined by the Purchaser Fayetteville Consultant, the Company Fayetteville Consultant and the Fayetteville Independent Consultant shall constitute the Agreed Fayetteville Costs for purposes hereunder. In the event that the difference in the Likely Fayetteville Costs as set forth in the Purchaser Fayetteville Report and the Company Fayetteville Report is less than 25% of the larger of the two estimates, the average of the two estimates shall be deemed to be the Agreed Fayetteville Costs for purposes hereunder.

              (d) In the event that the Agreed Fayetteville Costs are less than the Fayetteville Threshold, the provisions of this Section 10.1(a), (b), (c) and e(iii) shall immediately terminate and shall have no further force or effect.

              (e) From and after the Closing Date, the Sellers shall indemnify the Purchaser, the MW Companies and their respective Affiliates (each an "Indemnified Party" and collectively, the "Indemnified Parties") against and hold harmless from (i) the first $250,000 of Hammonton ISRA Damages; (ii) seventy-five percent of Hammonton ISRA Damages in excess of those referred to in clause (i) above; and (iii) seventy-five percent of any

  Fayetteville Damages in excess of the Fayetteville Threshold; provided, however, (x) the aggregate liability of the Sellers pursuant to clause (ii) and (iii) above for any Damages suffered by the Indemnified Parties shall in no event exceed $5,500,000, and (y) the Indemnified Parties shall carry out any investigation and remediation activities with respect to the foregoing matters in the most cost-effective manner that complies with any applicable Environmental Laws and does not interfere with operations at the Fayetteville Facility or Hammonton Facility as they were conducted on the Closing Date.

              (f) The Indemnified Parties, the Stockholder's Representative and the Company will cooperate with one another as reasonably appropriate with respect to spending plans, budgets, periodic historical spending results and other pertinent information regarding the status of any remediation or other activities conducted in connection with the matters covered by this Section
  10.1. Purchaser agrees the Company following the Closing shall be responsible for that portion of the Hammonton ISRA Damages and the Fayetteville Damages not covered by the contribution levels required by Section 10.1(e)(ii) and
  (iii).

              (g) All obligations of the Sellers pursuant to Sections 10.1 and
  10.2 hereof shall be (i) several and not joint, (ii) in proportion with each of their Pro Rata Amounts and (iii) notwithstanding anything to the contrary in this Article X or otherwise, in no event shall a Class B Warrantholder's liability in respect of any Damages owed pursuant to Sections 10.1 or 10.2 exceed (together with all related liabilities and amounts paid in respect of Section 10.19 herein or any other section of this Agreement and whether in their capacity as Class B Warrantholders or Stockholders) the lesser of (A) such Class B Warrantholder's Pro Rata Amount, in respect of its Shares and Class B Warrants, of any such Damages and (B) the proceeds actually received by such Class B Warrantholder in respect of its Shares and Class B Warrants pursuant to this Agreement (except that such Class B Warrantholder shall be liable up to the amount set forth in clause (A) for any Damages attributable to any breach of representation by that Class B Warrantholder or in any Warrant cancellation agreement entered into by such Class B Warrantholder).

              (h)

                  (i) As soon as practicable after the Company has determined that there are reasonably likely to be Hammonton ISRA Damages in excess of $250,000, the Company will promptly notify the Purchaser and the Company will, within 10 Business Days thereafter, submit to the Purchaser a written report of an independent environmental consultant chosen by the Company ("Company NJ Consultant") setting forth such consultant's estimate of the likely amount (the "Likely NJ Costs") of Hammonton ISRA Damages (the "Company NJ Report"). Any fees and expenses of the Company NJ Consultant shall be paid for by the Sellers.

                 (ii) In the event that the Purchaser receives a timely submission of the Company NJ Report, the Purchaser shall have, for a period of 10 Business Days thereafter (the "Purchaser Review Period"), the right to review and respond to the estimate of Likely NJ Costs contained in the Company NJ Report. During the Purchaser Review Period, the Company shall grant to the Purchaser and its advisors (including its environmental consultants and legal counsel) reasonable access to all materials reviewed and used by the Company or the Company NJ Consultant in preparing the Company NJ Report. Prior to the end of the Purchaser Review

Period, the Purchaser shall deliver to the Company either (i) its written agreement to the Likely NJ Costs set forth in the Company NJ Report or (ii) a separate written estimate of the Likely NJ Costs determined by the Purchaser's environmental consultants (the "Purchaser NJ Consultant") (such submission by the Purchaser, the "Purchaser NJ Report"). Any fees and expenses of the Purchaser NJ Consultant shall be for the account of and shall be paid for by the Purchaser. In the event the Purchaser fails to deliver the Purchaser NJ Report prior to the expiration of the Purchaser Review Period, the Likely NJ Costs set forth in the Company NJ Report shall be deemed to be the "Agreed NJ Costs" for the purposes hereunder.

                 (iii) In the event that the difference between the Likely NJ Costs in the Company NJ Report and the Likely NJ Costs in the Purchaser NJ Report is greater than 25% of the larger of the two estimates (unless the difference is less than $500,000 in which case the last sentence of this clause
(h)(iii) shall apply), the Company NJ Consultant and the Purchaser NJ Consultant shall jointly select an environmental consultant of national repute or otherwise reasonably acceptable to Company (the "NJ Independent Consultant") to make an independent determination of the Likely NJ Costs. The fees and expenses of the NJ Independent Consultant shall be shared equally between the Company and the Sellers. The parties shall grant to the NJ Independent Consultant reasonable access to all materials reviewed and used by each of their consultants in preparing such estimates of the Likely NJ Costs. It is the understanding and agreement of the parties that time is of the essence and each party shall use its reasonable best efforts to cause the NJ Independent Consultant to make its determination as expeditiously as possible. The average of the estimated Likely NJ Costs as determined by the Company NJ Consultant, the Purchaser NJ Consultant and the NJ Independent Consultant shall constitute the Agreed NJ Costs for purposes hereunder. In the event that the difference in the Likely NJ Costs as set forth in the Company NJ Report and the Purchaser NJ Report is less than 25% of the larger of the two estimates, the average of the two estimates shall be deemed to be the Agreed NJ Costs for purposes hereunder.

      Section 10.2.     General Indemnification .

              (a) The Sellers shall indemnify, defend, save and keep harmless the Indemnified Parties against and from all Damages sustained or incurred by any of them resulting from or arising out of or by virtue of:

                    (i) an inaccuracy in or a breach by any Seller of the representations and warranties of such Seller set forth in Section 4.1 (Authority and Related Matters); and

                    (ii) an inaccuracy in or breach by the Company of the representations and warranties set forth in Sections 3.2 (Corporate Authority), 3.4 (Capital Stock) or 3.5 (Subsidiary).

              (b) The Sellers shall not be liable under this Section 10.2 unless a claim has been asserted by written notice, setting forth the basis for such claim, delivered to the Stockholders Representative with respect to a claim for indemnification pursuant to Section 10.2 hereof, prior to ninety (90) days following the expiration of the applicable statute of limitations (excluding extensions thereunder, whether automatic or permissive).

      Section 10.3. Amendment and Modification. This Agreement may be amended only by a written agreement signed by the Purchaser, the Stockholders and the Company at any time prior to the Closing Date with respect to any of the terms contained herein.

      Section 10.4. Survival of Representations and Warranties. The respective representations and warranties of the Purchaser, the Stockholders and the Company contained in Articles III, IV and V of this Agreement shall terminate at, and not survive, the Closing other than the representations and warranties set forth in Sections 3.2 (Corporate Authority), 3.4 (Capital Stock), 3.5 (Subsidiary) and 4.1(a) and (b) (Authority and Related Matters) which shall survive such date and consummation as set forth above in Section 10.2.

      Section 10.5. Partial Invalidity. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable Law, but in the case that any provision contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein unless the deletion of such provision or provisions would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

      Section 10.6. Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties and delivered to each of the Company and the Purchaser.

      Section 10.7. Assignment; Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties except that the Purchaser may, without the obligation to obtain the prior written consent of any other party, assign this Agreement or all or any part of its rights or obligations hereunder to one (1) or more direct or indirect wholly-owned Subsidiaries of the Purchaser and may assign its rights under this Agreement to its lenders for collateral security purposes (in all or any of which cases the Purchaser shall remain responsible for the performance of all of its obligations under this Agreement). In addition, without the obligation to obtain the prior written consent of any other party, following the Closing the Purchaser may assign its rights and delegate its duties under this Agreement to any successor (by operation of law or otherwise), or any purchaser of a majority of its or the Company's equity interest or substantially all of its assets. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors or permitted assigns, heirs, legatees, distributees, executors, administrators and guardians.

      Section 10.8. Titles and Headings. Titles and headings to sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. Unless otherwise specified herein, all references to Articles, Sections, Exhibits and Schedules shall refer to the Articles, Sections, Exhibits and Schedules, respectively, of this Agreement.

      Section 10.9. Schedules and Exhibits. The schedules and exhibits referred to in this Agreement shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein. Except as expressly set forth herein, disclosure of any fact or item in any schedule hereto shall, to the extent reasonably apparent by cross-reference from the face of such schedule and relevant to any other schedule or schedules, be deemed to be disclosed in such other schedule or schedules, notwithstanding the lack of a specific cross-reference.

      Section 10.10. Knowledge. In each provision of this Agreement in which a representation or warranty is qualified to the "knowledge" of a Person or to the "best of the knowledge" of a person, unless otherwise stated in such provision, each such phrase means that the Person does not have actual knowledge after due investigation thereof of any state of facts which is different from the facts described in the warranty or representation. With respect to the Company, such knowledge shall refer solely to the "knowledge" of one or more of the Persons identified in Schedule 10.10.

      Section 10.11. Waivers. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof, in each case in writing. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

      Section 10.12. Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement or the transactions contemplated hereby. Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each party understands and has considered the implications of this waiver, (iii) each party makes this waiver voluntarily, and (iv) each party has been induced to enter into this agreement by, among other things, the mutual waivers and certifications in this Section 10.12.

      Section 10.13. Expenses. The Company will pay all Seller Transaction Expenses prior to or following the Closing. The Stockholder Representative shall cause any other expenses incurred by the Company directly relating to the transactions contemplated by this Agreement to be reimbursed by the Sellers. The Purchaser shall bear all such costs and expenses incurred by the Purchaser in connection with the transactions contemplated by this Agreement. The fees and expenses related to any filing made pursuant to the HSR Act shall be paid one half by Sellers and one half by the Purchaser.

      Section 10.14. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) upon receipt if given by delivery in Person or if by facsimile, upon written confirmation of receipt by facsimile, (b) on the next

Business Day when sent by overnight courier service, or (c) on the earlier of confirmed receipt or the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid, to the parties at the following addresses (or such other address for a party as shall be specified by like notice):

            If to the Purchaser, to:

                  Ply Gem Industries, Inc.
                  303 West Major Street
                  Kearney, Missouri  64060
                  Tel: (800) 800-2244
                  Fax: (816) 903-6942
                  Attention: Shawn Poe

            with a copy to:

                  Paul, Weiss, Rifkind, Wharton & Garrison LLP
                  1285 Avenue of the Americas
                  New York, New York 10019-6064
                  Tel.:  (212) 373-3000
                  Fax:  (212) 757-3990
                  Attention:  Carl L. Reisner, Esq.


            If to the Company, to:

                  MWM Holding, Inc.
                  Rocky Mount Window Plant No. 1
                  433 North Main Street
                  Rocky Mount, VA 24151
                  Facsimile: (540) 484-6640
                  Attention:  Lynn Morstad

            with a copy to:

                  Investcorp International, Inc.
                  280 Park Avenue
                  36th Floor West
                  New York, New York 10017
                  Facsimile: (212) 983-7073
                  Attention:  Simon Moore

            and

                  Gibson, Dunn & Crutcher LLP
                  200 Park Avenue
                  New York, New York 10166-0193
                  Facsimile: (212) 351-4035
                  Attention:  E. Michael Greaney, Esq.

            If to the Stockholders, to:

                  the addresses set forth on Exhibit A hereto;

            with a copy to:

                  Gibson, Dunn & Crutcher LLP
                  200 Park Avenue
                  New York, New York 10166-0193
                  Facsimile: (212) 351-4035
                  Attention:  E. Michael Greaney, Esq.

      Section 10.15. Entire Agreement. This Agreement and the Confidentiality Agreement (including the exhibits and other documents referred to herein and therein) embody the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and thereof and supersede all prior agreements and understandings, both written and oral, among the parties, or between any of them, with respect to the subject matter hereof and thereof.

      Section 10.16. No Third Party Beneficiaries. Except as expressly provided in Section 6.5, this Agreement is not intended to, and does not, create any rights or benefits of any party other than the parties hereto.

      Section 10.17. Governing Law; Jurisdiction; Forum. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts or choice of laws. Any case, proceeding or action concerning any dispute arising out of or relating to this Agreement must be brought in a court situated in the State of New York, and each party hereto consents and submits to the jurisdiction of any state or federal court sitting in the State of New York for any such case, proceeding or action. Each party hereto waives any objection to the laying of venue in such courts and any claim that any such action has been brought in an inconvenient forum. To the extent permitted by law, any judgment in respect of a dispute arising out of or relating to this Agreement may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of such judgment being conclusive evidence of the fact and amount of such judgment.

      Section 10.18. No Implied Representations.

              (a) Notwithstanding any other provision of this Agreement, the Purchaser acknowledges and agrees that neither the Company, the Sellers nor any other Person has made any representation or warranty, express or implied except as expressly set forth in this Agreement.

               (b) In connection with the Purchaser's investigation of the MW Companies in connection herewith, the Purchaser has received certain projections and other forecasts regarding the MW Companies. The Purchaser acknowledges that there are uncertainties inherent in attempting to make such projections and other forecasts, that the Purchaser is familiar with such uncertainties and that the Purchaser is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections and other forecasts so furnished to it (including the reasonableness of the assumptions underlying such projections and other forecasts). Accordingly and without limiting the foregoing, neither the Company nor any Sellers make any representation or warranty with respect to such projections and other forecasts (including the reasonableness of the assumptions underlying such projections and other forecasts).

      Section 10.19.    Stockholders Representative.

              (a) Each Stockholder, by the execution of this Agreement (and each other Seller upon execution of such other instrument of similar import entered into by such other Seller), agrees that the Stockholders Representative shall be authorized to act on behalf of such Sellers for all purposes of this Agreement with the full and exclusive power and authority to represent and bind such Seller with respect to all matters arising under and pursuant to this Agreement and the transactions contemplated hereby (including the taking by the Stockholders Representative of any and all actions and the making of any decisions required or permitted to be taken) on such Seller's behalf (a) to consummate the transactions contemplated herein, (b) to pay such Seller's expenses incurred in connection with the negotiation and performance of this Agreement (whether incurred on or after the date hereof), (c) to disburse any funds received hereunder to such Seller and each other Seller, (d) to endorse and deliver any certificates or instruments representing the Shares, the Options and the Class B Warrants and execute such further instruments of assignment as the Purchaser shall reasonably request, (e) to execute and deliver on behalf of such Seller any amendment or waiver hereto, (f) to take all other actions to be taken by or on behalf of such Seller in connection herewith, (g) to withhold funds to pay Seller related expenses and obligations, and (h) to do each and every act and exercise any and all rights which such Seller or the Sellers collectively are permitted or required to do or exercise under this Agreement).

              (b) As part of the power and authority granted under this Section
  10.19 and not in limitation, each Seller specifically consents to the Stockholders Representative's exercise of the power (i) to bring, defend and/or resolve any claim made pursuant to Article X, (ii) to agree to, negotiate, enter into settlements and compromises of, to bring suit or seek arbitration and to comply with orders of courts and awards of arbitrators with respect to such claims, and (iii) to take all actions necessary in the judgment of the Stockholders Representative for the accomplishment of the foregoing.

              (c) Neither the Stockholders Representative nor any agent employed by it shall incur any liability to any Seller by virtue of the failure or refusal of the Stockholders Representative for any reason to consummate the transactions contemplated hereby or relating to the performance of its other duties hereunder, except for actions or omissions constituting fraud or bad faith.

              (d) In all matters in which action by the Stockholders Representative is required or permitted, the Purchaser shall be entitled to rely on any and all action taken by the Stockholders Representative under this Agreement without any liability to, or obligation to inquire of, any of the Sellers.

              (e) Notwithstanding anything herein to the contrary, (i) in no event shall the Stockholders Representative (A) take any action in respect of any of the foregoing that does not, in all respects, treat each Seller in a manner which is pro rata (based on its ownership of the Company in the aggregate, including all Shares, Options and Warrants, held by such Seller immediately prior to the Closing calculated on a fully diluted basis) or (B) amend this Agreement in any manner whatsoever to expand, increase or alter any Seller's liability and (ii) in no event shall a Seller's liability with respect to any of the foregoing exceed (together with all related liabilities and amounts paid in respect of Sections
  10.1 and 10.2 herein or any other section of this Agreement) such Seller's pro rata portion, based on the ownership of the Company in the aggregate, including all Shares, Options and Warrants, held by such Seller immediately prior to the Closing calculated on a fully-diluted basis, of any liability for such amounts.


                            (signatures on next page)

      IN WITNESS WHEREOF, each of the parties has caused this Stock Purchase Agreement to be duly executed as of the day and year first above written.

                                          MWM HOLDING, INC.


                                          By:  /s/  Simon Moore
                                             ---------------------------------
                                             Name:  Simon Moore
                                             Title: President


                                          PLY GEM INDUSTRIES, INC.


                                          By:  /s/  Lee D. Meyer
                                             ---------------------------------
                                             Name:  Lee D. Meyer
                                             Title: President & CEO




                       (signatures continue on next page)

                                          CLASS A STOCKHOLDERS


                                          /s/ Michael Haley
                                          ------------------------------------
                                              Michael Haley



                                          /s/ Lynn Morstad
                                          ------------------------------------
                                              Lynn Morstad



                                          /s/ E. Hobson Meeler
                                          ------------------------------------
                                              E. Hobson Meeler



                                          /s/ Robert Wayne Slate
                                          ------------------------------------
                                              Robert Wayne Slate



                                          /s/ Eric M. Martin
                                          ------------------------------------
                                              Eric M. Martin



                                          /s/ Harry W. Austin Jr.
                                          ------------------------------------
                                              Harry W. Austin Jr.



                                          /s/ William H. Milburn
                                          ------------------------------------
                                              William H. Milburn




                       (signatures continue on next page)

                                          MW IIP LIMITED


                                            /s/  Sidney J. Coleman
                                          ------------------------------------
                                          Name:  The Director Ltd.
                                          Title: Director



                                          VINYL EQUITY LIMITED


                                            /s/  Sidney J. Coleman
                                          ------------------------------------
                                          Name:  The Director Ltd.
                                          Title: Director



                                          WINDOWS HOLDINGS LIMITED


                                            /s/  Sidney J. Coleman
                                          ------------------------------------
                                          Name:  The Director Ltd.
                                          Title: Director



                                          WINDOWS EQUITY LIMITED


                                            /s/  Sidney J. Coleman
                                          ------------------------------------
                                          Name:  The Director Ltd.
                                          Title: Director



                                          MW INTERNATIONAL LIMITED


                                            /s/  Sidney J. Coleman
                                          ------------------------------------
                                          Name:  The Director Ltd.
                                          Title: Director



                       (signatures continue on next page)

                                          MW INVESTMENTS LIMITED


                                            /s/  Sidney J. Coleman
                                          ------------------------------------
                                          Name:  The Director Ltd.
                                          Title: Director



                                          MW EQUITY LIMITED


                                            /s/  Sidney J. Coleman
                                          ------------------------------------
                                          Name:  The Director Ltd.
                                          Title: Director



                                          PARDEE LIMITED


                                            /s/  Peter Yates
                                          ------------------------------------
                                          Name:  Martonmere Services Ltd.
                                          Title: Director



                                          PLYMOUTH LIMITED


                                            /s/  Peter Yates
                                          ------------------------------------
                                          Name:  Martonmere Services Ltd.
                                          Title: Director



                                          CALVERTON LIMITED


                                            /s/  Peter Yates
                                          ------------------------------------
                                          Name:  Martonmere Services Ltd.
                                          Title: Director



                       (signatures continue on next page)

                                          ALEXANDRIA LIMITED


                                            /s/
                                          ------------------------------------
                                          Name:  Martonmere Services Ltd.
                                          Title: Director



                                          EQUITY MW LIMITED


                                            /s/  Sidney J. Coleman
                                          ------------------------------------
                                          Name:  The Director Ltd.
                                          Title: Director



                                          INVESTCORP MW LIMITED PARTNERSHIP


                                            /s/  Ebrahim Ebrahim
                                          ------------------------------------
                                          Name:
                                          Title:




                       (signatures continue on next page)

                                          MADISON CAPITAL FUNDING LLC


                                            /s/  K. Thomas Klimmeck
                                          ------------------------------------
                                          Name:  K. Thomas Klimmeck
                                          Title: Managing Director




                       (signatures continue on next page)

                                          THE GeMROI COMPANY


                                            /s/  Elaine P. Hockaday
                                          ------------------------------------
                                          Name:  Elaine P. Hockaday
                                          Title: Vice President




                       (signatures continue on next page)

                                          CLASS D STOCKHOLDERS


                                          BALLET LIMITED


                                            /s/  Mufeet Rajab
                                          ------------------------------------
                                          Name:  Mufeet Rajab
                                          Title: Authorized Representative



                                          DENARY LIMITED


                                            /s/  Anthony Robinson
                                          ------------------------------------
                                          Name:  Anthony Robinson
                                          Title: Authorized Representative



                                          GLEAM LIMITED


                                            /s/  Ebrahim H. Ebrahim
                                          ------------------------------------
                                          Name:  Ebrahim H. Ebrahim
                                          Title: Authorized Representative



                                          HIGHLANDS LIMITED


                                            /s/  Salman Javed
                                          ------------------------------------
                                          Name:  Salman Javed
                                          Title: Authorized Representative



                                          NOBLE LIMITED


                                            /s/  Hedin W. Jeyeratine
                                          ------------------------------------
                                          Name:  Hedin W. Jeyeratine
                                          Title: Authorized Representative




                       (signatures continue on next page)

                                          OUTRIGGER LIMITED


                                            /s/  Meredith Brody
                                          ------------------------------------
                                          Name:  Meredith Brody
                                          Title: Authorized Representative



                                          QUILL LIMITED


                                            /s/  Kevin O'Shea
                                          ------------------------------------
                                          Name:  Kevin O'Shea
                                          Title: Authorized Representative



                                          RADIAL LIMITED


                                            /s/  Poralyn Fiel
                                          ------------------------------------
                                          Name:  Poralyn Fiel
                                          Title: Authorized Representative



                                          SHORTUNE LIMITED


                                            /s/  Jon Feeney
                                          ------------------------------------
                                          Name:  Jon Feeney
                                          Title: Authorized Representative



                                          ZINNIA LIMITED


                                            /s/  Kevin Murphy
                                          ------------------------------------
                                          Name:  Kevin Murphy
                                          Title: Authorized Representative




                       (signatures continue on next page)

                                          INVESTCORP INVESTMENT EQUITY LIMITED


                                            /s/  Sidney J. Coleman
                                          ------------------------------------
                                          Name:  The Director Ltd.
                                          Title: Director